UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Meritage Homes Corporation
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Dear Fellow Stockholders:

You are cordially invited to join us for our 2021 Annual Meeting of stockholders on May 27, 2021, at 8:30 a.m. Pacific Time. The meeting will be completely virtual and conducted via live audio webcast because of the public health impact of the COVID-19 pandemic to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the meeting by first registering at https://viewproxy.com/meritage/2021 no later than May 24, 2021 at 11:59 PM Eastern Time. After registering, you will receive a meeting invitation and password by e-mail with your unique link to join the meeting. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Holders of record of our common stock as of March 31, 2021 are entitled to notice of, and to vote at, the 2021 virtual Annual Meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We may also report on matters of current interest to our stockholders at that meeting.

We are pleased to be furnishing these materials to our stockholders via the Internet. We believe this approach provides you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our virtual Annual Meeting. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Important Notice Regarding the Availability of Proxy Materials that we previously mailed to you on or about April 12, 2021.

You are welcome to attend the virtual Annual Meeting. However, even if you plan to attend, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by Internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided.

If your shares are held in the name of a broker, bank, trust or other nominee, you will be asked for proof of ownership of your shares in order to register to attend the virtual meeting.

We thank you for your support.
Sincerely,
Phillippe Lord
Chief Executive Officer

8800 East Raintree Drive • Suite 300 • Scottsdale, Arizona • 85260 • Phone 480-515-8100
Listed on the New York Stock Exchange — MTH

Notice of Annual Meeting of Stockholders
Meeting Date: May 27, 2021
Time: 8:30 a.m. PDT
Virtual location: See details below for registration
To Our Stockholders:
You are invited to attend the Meritage Homes Corporation 2021 annual meeting of stockholders, to be held in a virtual-only format via live audio webcast, at which we will conduct the following business:
1Election of five Class II directors, each to hold office until our 2023 annual meeting.
2Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year,
3Advisory vote to approve compensation of our Named Executive Officers ("Say on Pay"), and
4The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items are more fully described in the accompanying proxy. Only stockholders of record at the close of business on March 31, 2021 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. To be admitted to the virtual Annual Meeting, stockholders need to first register at https://viewproxy.com/meritage/2021 no later than May 24, 2021 at 11:59 PM EDT. After registration, you will receive a meeting invitation and password by e-mail with your unique link to join the meeting. Beneficial stockholders will be able to vote on the day of the virtual Annual Meeting only by obtaining a legal copy of the proxy in advance of the meeting, and then registering at https://viewproxy.com/meritage/2021 no later than May 24, 2021 at 11:59 PM EDT. Beneficial holders must request a legal copy of the proxy directly from the record holder that holds your shares. You will have the opportunity to submit questions during the virtual Annual Meeting by typing your questions into the question/chat window on the meeting screen. There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:15 AM PDT on May 27, 2021, (15 minutes prior to the start of the meeting is recommended) the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE MEETING BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS FOR THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY OR VOTING INSTRUCTION CARD BY USING THE INTERNET, REGULAR MAIL OR TELEPHONE AS DESCRIBED HEREIN OR ON YOUR PROXY OR VOTING INSTRUCTION CARD.

By Order of the Board of Directors

C. Timothy White, Secretary
Scottsdale, Arizona
March 31, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2021:
THIS PROXY STATEMENT AND MERITAGE’S 2020 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT INVESTORS.MERITAGEHOMES.COM. ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS THESE MATERIALS ON THE COOKIES-FREE WEBSITE INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU HAVE RECEIVED.

TABLE OF CONTENTS

MERITAGE HOMES | 2021 Proxy Statement 1

DIVERSITY, EQUITY AND INCLUSION AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES
Commitment to Diversity, Equity and Inclusion and Responsible Environmental, Social and Governance Practices
This summary highlights our ongoing and recent initiatives with respect to diversity, equity and inclusion ("DE&I") and business/governance practices that we believe demonstrate our commitment to conduct our operations responsibly, both socially and environmentally. Our Nominating and Governance Committee has had the long standing responsibility of the review and recommendation for changes, as needed, to our Corporate Governance Principles and Practices and other corporate governance documents. In addition to our Nominating and Governance Committee overseeing governance, we created a new Board Committee, the Environmental, Social and Sustainability ("ES&S") Committee (the "ES&S Committee") in 2020. The purpose of the ES&S Committee is to assign board-level responsibility for advising the Company on all matters related to the Company’s DE&I and ES&S objectives and initiatives and to drive support from the top-down. The ES&S Committee is currently chaired by independent director Deborah Ann Henretta.
Diversity, Equity and Inclusion
Our culture is guided by our core values through which every employee is strongly encouraged to embrace opportunities to develop and grow their careers. While we have always strived to foster an inclusive culture, we are in the beginning stages of creating an integrated DE&I focus for the entire organization. Through a combination of targeted recruiting, education and talent development, we intend to expand the diversity of our employee base across the Company over the coming years. The candidates we recruit, the relationships we form and the inclusion of underrepresented groups in our leadership structure are just a few of the areas in which we can demonstrate our DE&I promise. Our commitment to expanding our DE&I program launched with the following efforts:
•Developing a DE&I strategic roadmap based on best practices from organizations at the forefront of DE&I initiatives as well as insights from Meritage employees. We also assigned a full-time leader to implement the strategy and support our ongoing efforts in this work.
•Building upon Meritage’s 35-year legacy of charitable giving by committing to donate a minimum of $200,000 in 2021 to nonprofit organizations with strong DE&I missions. In 2020, Meritage contributed $100,000 each to INROADS and the United Negro College Fund to support underrepresented talent as they pursue their higher education and career development goals.
•Enhancing recruiting programs in an effort to attract diverse talent. Meritage is the first public homebuilder to use WayUp, the leading diversity and inclusion digital solution for college students and recent graduates to find internships and entry-level jobs. Meritage intends to tap into WayUp’s nationwide student base, more than 70% of whom are female or minorities. Meritage intends to leverage its relationship with INROADS to enhance the recruitment of underrepresented groups.
We are committed to the ongoing and intentional work to achieve inclusive excellence.
Environmental, Social and Sustainability Practices
Meritage Homes has been a leader in incorporating innovation in every home we build, employing industry-leading techniques and technologies aimed at setting the standard for energy-efficient homebuilding. At a minimum, every home we construct meets ENERGY STAR® standards, with many of our communities greatly surpassing those levels, offering our customers homes that utilize, on average, half of the energy of a typical U.S. home of the same size.

2 MERITAGE HOMES | 2021 Proxy Statement

DIVERSITY, EQUITY AND INCLUSION AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES

HERS Score

In addition to the ENERGY STAR® standard, the Home Energy Rating System (HERS) is another industry standard by which a home's energy efficiency is measured. HERS is the nationally recognized system for inspecting and calculating a home's energy performance, according to the Residential Energy Services Network (“RESNET”). Third-party RESNET-certified companies assess and rate the energy efficiency of every Meritage Home. The index graph to the left depicts HERS ratings of typical existing homes and the average Meritage home. A home with a lower HERS score is more energy efficient and can provide the homeowner with lower energy bills.

We design and build our homes to maximize energy efficiency, as evidenced by our industry-leading low HERS score. We are leading the way in health-conscious homebuilding. All of our homes offer the following:

•water saving features, such as water efficient faucets, Flow-Smart showerheads that reduce water usage up to 50% and ENERGY STAR® certified appliances;

•spray foam insulation, which creates an energy-saving barrier for conditioned air using state-of-the-art spray foam materials; and

•low-E windows which deflect up to 70% of the sun's heat and reduce the chance of indoor condensation.

In 2020, we introduced MERV-13 air filters in our homes to control and improve air exchange within our homes. Unlike conventional filters, the MERV-13 filter is designed to remove smaller particles which can reduce or eliminate a variety of air allergens including dust, lint, pollen, mold and even some bacteria and viruses. The MERV-13 filter is one of the highest filtration systems available for today’s residential HVAC systems. As a result of our commitment to interior air quality with these new filters, we became the first national builder to become Indoor airPLUS qualified, which means the indoor air quality of our homes meets or exceeds the Environmental Protection Agency's ("EPA") standards for excellence.

All of our energy efficient features are designed to make our homes healthier, reduce the cost of home ownership for our buyers, decrease demand on environmental resources, and reduce waste. Year after year, the homes we design and build help deliver energy savings to our homeowners. As a result, we have earned various national and regional awards, including:
•2020, 2019, 2018, 2017, 2016, 2015, 2014 & 2013 ENERGY STAR® Leadership in Housing;
•2019, 2018, 2017, 2016, 2015, 2014 & 2013 ENERGY STAR® Partner of the Year for Sustained Excellence, EPA;
•2020 Builder of the Year for Green Home Builder
•2018 U.S. Department of Energy Housing Innovation Award
MERITAGE HOMES | 2021 Proxy Statement 3

DIVERSITY, EQUITY AND INCLUSION AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES
We are committed to sustainability through the homes we build, the communities in which we live and work, and the ways we conduct ourselves every day. As a major purchaser of wood we are committed to sustainable forestry. We work with our suppliers to specify wood products which primarily are from new and high-growth forests or harvested from specific tree farms used by the building industry. Our wood varieties most often come from inland areas of the western U.S. and Canada rather than coastal areas with endangered wood varieties.
4 MERITAGE HOMES | 2021 Proxy Statement

PROXY SUMMARY

MERITAGE HOMES CORPORATION
8800 EAST RAINTREE DRIVE
SUITE 300
SCOTTSDALE, ARIZONA 85260
(480) 515-8100
www.meritagehomes.com
Proxy Summary
This summary highlights selected information contained elsewhere in this proxy statement and is not intended to contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.

General Information
Proxy Statement Purpose
The Board of Directors ("the Board") of Meritage Homes Corporation (“Meritage”, "we" or the “Company”) is furnishing this Proxy Statement to solicit your proxy for our 2021 Annual Meeting of Stockholders. This Proxy Statement contains information to help you decide how you want your shares to be voted. To understand the proposals fully, you should carefully read this entire proxy statement and the other proxy materials identified in the Important Notice Regarding the Availability of Proxy Materials ("the Notice"). This proxy statement will be available on the Internet, and the Notice will be mailed to stockholders beginning on or about April 12, 2021.
Date, Time and Place of Meeting
The Annual Meeting will be held on Thursday, May 27, 2021, at 8:30 AM PDT in a virtual-only format. To be admitted to the virtual Annual Meeting, stockholders need to first register at https://viewproxy.com/meritage/2021 no later than May 24, 2021 at 11:59 PM EDT. IF YOU EXPERIENCE TECHNICAL DIFFICULTIES DURING THE CHECK-IN PROCESS OR DURING THE MEETING, PLEASE EMAIL VIRTUALMEETING@VIEWPROXY.COM OR CALL THE TECHNICAL SUPPORT NUMBER AT 866-612-8937.
Who Can Vote
Stockholders who hold shares of our common stock at the close of business on March 31, 2021, the record date, will be entitled to one vote for each share held regarding each of the matters proposed in this proxy statement. Only holders of record of common stock at the close of business on the record date will be permitted to vote, either prior to the meeting or at the virtual meeting. On the record date, there were 37,846,856 shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities.
Voting Information
You can vote electronically at the virtual Annual Meeting or submit a proxy prior to the meeting to have your shares represented without attending the virtual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may vote via the Internet, regular mail or by calling the telephone number provided in the Notice, and you will be asked to enter your control number. If you request a printed copy of these materials, you may also vote by filling out and signing the proxy or voting instruction card enclosed therein and returning it by mail in the envelope provided. Please make your request for a copy as instructed in the Notice on or before May 19, 2021 to facilitate timely delivery.
If you submit a signed proxy but do not indicate any voting instructions, your shares will be voted FOR the election of the director nominees named in this proxy statement, FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2021, and FOR the advisory vote to approve the compensation of our named executive officers.
You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary, by timely delivery of a later signed proxy (including via the Internet, regular mail, or telephone), or by voting electronically at the virtual meeting. Attendance at the virtual meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.
MERITAGE HOMES | 2021 Proxy Statement 5

PROXY SUMMARY
Holders of Record and Beneficial Owners
If your shares are registered directly in your name with our transfer agent, you are considered the “holder of record” of those shares.
If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.
As the holder of record or beneficial owner of shares, you are invited to attend the virtual Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares electronically at the virtual meeting unless you obtain a “legal proxy” from the record holder that holds your shares. Instructions for requesting the "legal proxy" from the record holder will be mailed to beneficial owners.
Rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal if you do not provide voting instructions. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions. If you are a beneficial owner and do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal 2 (Ratification of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal 1 (Election of Directors) or Proposal 3 (Advisory Vote to Approve Compensation of our Named Executive Officers), and your shares will be treated as a “broker non-vote” on those proposals.
Quorum
The presence virtually or by proxy of stockholders representing a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists.

The Proposals

The following three proposals will be considered at the Annual Meeting:
Proposal		Board Vote Recommendation	Page Number
1	Election of Directors	FOR Each Nominee	9
2	Ratification of Independent Registered Public Accounting Firm	FOR	10
3	Advisory Vote to Approve Compensation of our Named Executive Officers	FOR	11

PROPOSAL 1
Election of Directors
Each Class II director nominee is up for election for a two-year term. Each director nominee was a director during 2020 (except Mr. Lord, who was appointed to the Board on February 17, 2021) and attended at least 75% of the aggregate of all meetings of the Board and of all Board committees on which they sit.

Name	Class	Age	Director Since	Independent	AC	CC	NGC	LC	ESS
Peter L. Ax	II	61	2000	Yes	C		✓	✓
Gerald Haddock	II	73	2005	Yes			C	✓
Joseph Keough	II	51	2019	Yes	✓				✓
Michael R. Odell	II	57	2011	Yes		C
Phillippe Lord	II	47	2021	No

C	=	Committee Chair	AC	Audit Committee	NGC	Nominating/Governance Committee	ESS	Environmental, Social and Sustainability Committee
✓	=	Member	CC	Executive Compensation Committee	LC	Land Committee

6 MERITAGE HOMES | 2021 Proxy Statement

PROXY SUMMARY

PROPOSAL 2
Ratification of Independent Registered Public Accounting Firm
Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

	Summary of Fees
	2020	2019
Audit fees	$1,085,000	$1,115,000
Audit-related fees	—	—
Tax fees	—	9,600
All other fees	—	45,000
Total fees	$1,085,000	$1,169,600

PROPOSAL 3
Advisory Vote to Approve Compensation of our Named Executive Officers
Stockholders will be given the opportunity to vote on an advisory resolution to approve the compensation of our Named Executive Officers (“NEOs”) (commonly referred to as “Say on Pay”).
Our executive compensation program is designed to drive and reward superior corporate performance, both annually and over the long-term. The Board believes the Company’s compensation policies and practices are effective in achieving the Company’s goals of paying for performance and aligning the NEO's long-term interests with those of our stockholders.
Compensation elements for our NEOs include:

Type	Form	Terms
Cash	Base Salary	Competitively market-based.
Cash	Annual Incentive Compensation	Based on achievement of performance goals that align with the Company's annual objectives.
Cash	Discretionary Bonuses	Based on specific individual achievements beyond those of the performance goals included in the annual incentive compensation program, subject to approval by the Executive Compensation Committee.
Equity	Long-term Incentive Awards	Equity awards include a mix of time-based awards and performance-based awards based on goals aligned with the Company's long-term strategy and which span over a combination of a three-year cumulative period or three one-year periods.
Other	Limited Perquisites	Primarily the reimbursement of certain life and disability (or equivalent) policies for the benefit of NEOs and their families and auto allowance for certain NEOs.

MERITAGE HOMES | 2021 Proxy Statement 7

PROXY SUMMARY

Other Matters

The management and Board of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action during the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, electronically or personally.

Corporate Governance

Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. Our Board has established the following governance committees:

—	Audit Committee
—	Executive Compensation Committee ("Compensation Committee")
—	Nominating/Governance Committee
—	Land Committee
—	ES&S Committee
The charter of each of these committees is available on our website, along with our Lead Director Charter, Code of Ethics, Corporate Governance Principles and Practices, Conflict of Interest Policy and Securities Trading Policy. These items are also available in print, free of charge, to any stockholder who requests them by calling us or by writing to us at our principal executive offices at the address listed previously in this proxy statement, Attention: Secretary.

8 MERITAGE HOMES | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Election of Directors
(Proposal No. 1)
Our Board currently has ten members. The directors are divided into two classes serving staggered two-year terms. This year, our Class II directors are up for election. The Board, upon the recommendation of the Nominating/Governance Committee, has nominated for re-election Peter L. Ax, Gerald Haddock, Joseph Keough, and Michael R. Odell, and has nominated Phillippe Lord for election (newly appointed in February 2021) all of whom are presently serving as Class II directors. The nomination of Mr. Lord, who was appointed as Chief Executive Officer of Meritage Homes effective January 1, 2021, was unanimously recommended by the Board of Directors.
Biographical information for each of our director nominees is set forth beginning on page 17.
All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on the Board occur before the annual meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the director nominees, stockholders may vote FOR, AGAINST, or ABSTAIN for each director.
Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the Board’s nominees. To be elected a director, a director nominee must receive the affirmative vote of the majority of the votes cast, meaning, that the number of votes cast "for" a director nominee must exceed the number of votes "against" that director nominee. Any nominee for director who is an incumbent director but who is not elected by a majority of the votes cast, and with respect to whom no successor has been elected, will promptly tender his or her offer to resign to the Board of Directors for its consideration. The Nominating/Governance Committee of the Board of Directors will recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. Broker non-votes and abstentions will not count as either votes for or against the nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

MERITAGE HOMES | 2021 Proxy Statement 9

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of Independent Registered Public Accounting Firm
(Proposal No. 2)
The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021.
Deloitte & Touche LLP was appointed our auditor in 2004 and no relationship exists between the Company and Deloitte & Touche LLP other than the usual relationship between auditors and clients.
An affirmative vote of the majority of the votes cast at the annual meeting, at which a quorum is present, is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor. Abstentions will not be counted either for or against this proposal. If the appointment of Deloitte & Touche LLP as auditors for 2021 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment in 2021 will stand, unless the Audit Committee determines there is a reason for making a change. In addition, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

10 MERITAGE HOMES | 2021 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Advisory Vote to Approve Compensation of our Named Executive Officers
(Proposal No. 3)
Stockholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as Say on Pay):
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the annual meeting on this advisory resolution regarding the compensation of our NEOs.
At our 2020 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by approximately 97% of total votes cast. We believe this high approval rating indicates that our stockholders were in agreement with the direction of our Compensation Committee of setting competitive compensation arrangements based on criterion believed to be both in line with the goals of our stockholders and at levels that are reasonable in relation to the Company’s performance and size. At our 2017 Annual Meeting of Stockholders, the Company's stockholders indicated, on an advisory vote basis, that they preferred that we hold Say on Pay votes on an annual basis (a say on frequency vote is required to be held at least once every six years). This Proposal No. 3 represents this year’s Say on Pay vote.
For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2020, please refer to the Compensation Discussion and Analysis section of this proxy statement. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow it, beginning on page 40, provide additional information about the compensation that we paid to our NEOs in 2020. As described in the Compensation Discussion and Analysis, our executive compensation program is designed to drive and reward superior performance both annually and over the long term while simultaneously striving to be externally competitive.
Despite the gravity of the COVID-19 pandemic in 2020, through the combined efforts of our NEOs, Meritage was successful in setting new operational and financial records during 2020, culminating in our all-time highest annual sales orders and home closings, and in turn our best average absorption pace since 2005. Meritage generated year-over-year increases in all of our key operating metrics (dollars in thousands):

	2020	2019	Change
Home Closing Units	11,834	9,267	27.7%
Home Closing Revenue	$4,464,389	$3,604,629	23.9%
Home Order Units	13,724	9,616	42.7%
Home Order Value	$5,174,938	$3,683,502	40.5%
Backlog Units at period end	4,672	2,782	67.9%
Backlog Value at period end	$1,812,547	$1,098,158	65.1%
Home Closing Gross Margin	22.0%	18.9%	310 bps
Earnings Before Income Taxes	$533,566	$302,945	76.1%
Diluted Earnings per Common Share	$11.00	$6.42	71.3%

The Compensation Committee continually evaluates the compensation packages for our NEOs and adjusts them as conditions warrant, including setting performance targets for both cash and equity awards, some of which have been forfeited in previous years where performance targets were not met. The Compensation Committee engages an external compensation consultant annually regarding the design of our executive compensation program. The Company has implemented prudent and responsible compensation policies in the stockholders’ interest, some of which include:
•A substantial portion of compensation is incentive-based and is "at-risk", as discussed beginning on page 27.
•Incentive compensation is balanced between cash and equity awards, as discussed beginning on page 27.
•The employment agreements for our CEO and our NEOs include a provision for the clawback (or offset) of incentive bonuses to the extent any financial results are misstated as the result of the NEO’s willful misconduct or gross negligence.
•NEOs must comply with stock ownership requirements, as discussed on page 31.
MERITAGE HOMES | 2021 Proxy Statement 11

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

•Perquisites are limited to auto allowances and reimbursement of certain life and disability or long-term care insurance premiums, and limited other benefits as discussed on page 35.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
An affirmative vote of a majority of the votes cast at the annual meeting, at which a quorum is present, is required to approve this advisory vote. Broker non-votes and abstentions have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION SET FORTH ABOVE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

12 MERITAGE HOMES | 2021 Proxy Statement

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Security Ownership by Management and Principal Stockholders
Management. The following table summarizes, as of March 31, 2021, the number and percentage of outstanding shares of our common stock beneficially owned by the following:
•each Meritage director and nominee for director;
•each executive officer named in the summary compensation table; and
•all Meritage directors and executive officers as a group.

Name Of Beneficial Owner (1)	Position With The Company	Number Of Shares Owned		Right To Acquire By May 30, 2021	Total Shares Beneficially Owned (2)	Percent Of Outstanding Shares (3)
Steven J. Hilton (5)	Director, Executive Chairman and Former CEO	407,123	(4)	—	407,123	1.1%
Raymond Oppel	Director	19,000		—	19,000	*
Peter L. Ax	Director	31,400		—	31,400	*
Gerald Haddock	Director	10,500		—	10,500	*
Dana C. Bradford	Director	49,000		—	49,000	*
Michael R. Odell	Director	27,500		—	27,500	*
Deborah Ann Henretta	Director	24,167		—	24,167	*
Joseph Keough	Director	3,000		—	3,000	*
P. Kelly Mooney	Director	3,000		—	3,000	*
Phillippe Lord (5)	Director, Chief Executive Officer	52,660		—	52,660	*
Hilla Sferruzza	Executive Vice President and Chief Financial Officer	27,778		—	27,778	*
C. Timothy White	Executive Vice President, General Counsel and Secretary	25,591	(6)	—	25,591	*
Clinton Szubinski (5)	Executive Vice President and Chief Operating Officer	1,727		—	1,727	*
Javier Feliciano	Executive Vice President and Chief People Officer	15,637		—	15,637	*
All current directors and executive officers as a group (14 persons)		698,083		—	698,083	1.8%
*Less than 1%.
(1)The address for our directors and executive officers is c/o Meritage Homes Corporation, 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260.
(2)The amounts shown include the shares of common stock actually owned as of March 31, 2021, and the shares that the person or group had the right to acquire within 60 days of that date. The number of shares includes shares of common stock owned by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.
(3)Based on 37,846,856 shares outstanding as of March 31, 2021.
(4)Shares are held by family trusts except for 17,000 shares held in a charitable trust, which is controlled by Mr. Hilton.
(5)Effective January 1, 2021, Mr. Hilton retired as CEO and was appointed Executive Chairman, Mr. Lord was appointed CEO and Mr. Szubinski was appointed COO.
(6)All shares are held by a family trust.

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SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Certain Other Beneficial Owners. Based on filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of March 31, 2021, the only known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address Of Beneficial Owner	Number	Percent
BlackRock, Inc. (1)	55 East 52nd Street, New York, NY 10055	6,161,741	16.4%
The Vanguard Group (2)	100 Vanguard Boulevard, Malvern, PA 19355	4,193,133	11.2%
Dimensional Fund Advisors LP (3)	6300 Bee Cave Road, Austin, TX 78746	2,840,371	7.6%
(1)Based solely on a Schedule 13G filed with the SEC on January 25, 2021, BlackRock, Inc. and certain affiliated entities have sole voting power with respect to 6,096,362 shares and sole dispositive power with respect to 6,161,741 shares.
(2)Based solely on a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group has shared voting power with respect to 41,662 shares, sole dispositive power with respect to 4,120,630 shares and shared dispositive power with respect to 72,503 shares.
(3)Based solely on a Schedule 13G/A filed with the SEC on February 12, 2021, Dimensional Fund Advisors LP has sole voting power with respect to 2,765,452 shares and sole dispositive power with respect to 2,840,371 shares.

For each of the reporting owners set forth above, the beneficially owned shares are held in various individual funds owned or managed by the reporting owners. The Form 13G filed by BlackRock, Inc. referenced above reports that the interest of iShares Core S&P Small-Cap ETF holds more than five percent of the outstanding stock of the Company.

There are no shareholders with preferential voting or non-voting shares.

14 MERITAGE HOMES | 2021 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance and Board Matters

Role of the Board of Directors

The Board is elected by the stockholders to oversee the stockholders’ interests in the operation and overall success of our business. The Board serves as our ultimate decision-making body, except for those matters that require a vote of our stockholders. The Board selects and oversees the members of executive management who are charged by the Board with conducting our business. We have established, and operate in accordance with, a comprehensive plan of corporate governance that defines and sets ethical standards for the conduct of our directors, officers and employees. This plan provides an important framework within which the Board can pursue our strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices

We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:
•director qualifications,
•independence criteria,
•director responsibilities,
•committee responsibilities and structure,
•officer and director stock ownership requirements,
•director resignation policy,
•director access to officers and employees,
•our philosophy with respect to director compensation,
•Board evaluation process,
•confidentiality requirements,
•director orientation and continuing education, and
•our plans with respect to management succession.
Our Corporate Governance Principles and Practices are available on our website at investors.meritagehomes.com. These principles are reviewed regularly by the Nominating/Governance Committee and changes are made as the Committee deems appropriate.

Director Qualifications and Diversity

Our Board is comprised of a group of individuals whose previous experience, financial and business acumen, personal ethics and dedication and commitment to our Company allow the Board to complete its key task as the overseer and governing body of the Company. The specific experience and qualifications of each of our Board members are set forth below. The Board is committed to a policy of inclusiveness and diversity. The Board believes members should be comprised of persons with diverse backgrounds, skills, expertise, and experiences including, without limitation, the following areas:
•management or board experience in a wide variety of enterprises and organizations,
•banking, capital markets and finance,
•accounting,
•legal and regulatory,
•real estate, including homebuilding, commercial and land development,
•technology and cyber security,
•sales, marketing and branding, and
•operations.
Our bylaws require a customary majority voting standard for the election of directors. In addition, our Corporate Governance Principles and Practices require that any nominee for director who is an incumbent director but who is not elected by the vote required in the bylaws, and with respect to whom no successor has been elected, promptly tender his or her offer to resign to the
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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board for its consideration. The Nominating/Governance Committee of the Board will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the Nominating/Governance Committee will be entitled to consider all factors believed relevant by the Nominating/Governance Committee’s members. The Board will act on the Nominating/Governance Committee’s recommendation within 90 days following certification of the election results and will announce its determination and rationale in a Form 8-K. In deciding whether to accept the resignation offer, the Board will consider the factors considered by the Nominating/Governance Committee and any additional information and factors that the Board believes to be relevant. If the Board accepts a director’s resignation offer pursuant to its process, the Nominating/Governance Committee will recommend to the Board and the Board will thereafter determine what action, if any, will be taken with respect to any vacancy created by a resignation. Any director who tenders his or her resignation pursuant to this policy will not participate in the proceedings of either the Nominating/Governance Committee or the Board with respect to his or her own resignation.
In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the Nominating/Governance Committee, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board and our stockholders. When seeking new Board candidates, the Nominating/Governance Committee is committed to a policy of inclusiveness and will take reasonable steps to ensure that women and minority candidates are considered for the pool of candidates from which the Board nominees are chosen and will endeavor to include candidates from non-traditional venues.
The following charts and biographies provide summary information about the tenure, demographics, and experience of our directors as of March 31, 2021:

16 MERITAGE HOMES | 2021 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our Board is comprised of the following members:
Class I Directors

Steven J. Hilton, 59
Mr. Hilton is the Executive Chairman of Meritage Homes. Mr. Hilton led Meritage Homes for 35 years as Chairman and Chief Executive Officer until his retirement as CEO effective January 1, 2021. In 1985, Mr. Hilton cofounded Arizona-based Monterey Homes, the predecessor company to Meritage Homes. Under Mr. Hilton’s leadership, Monterey became publicly traded in 1997.

Mr. Hilton received a Bachelor’s degree in Accounting from the University of Arizona. He serves as Chairman of the Board for Banner Health Foundation as well as a board member for Western Alliance Bancorporation, NYSE, WAL, Translational Genomics Research Institute (TGEN) Foundation, and the Boys & Girls Clubs of Greater Scottsdale Foundation. Mr. Hilton brings extensive and intimate knowledge of the Company to the Board as its co-founder and through over 35 years of experience in leading the Company.

Raymond Oppel, 64	Mr. Oppel has been a director since December 1997. Mr. Oppel is a licensed real estate broker and currently is active as a private investor in real estate development. He was the co-founder, chairman and Chief Executive Officer of The Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was purchased in 1995 by public homebuilder KB Home.

Mr. Oppel has over 30 years of experience in the homebuilding business. Mr. Oppel possesses extensive knowledge about the real estate industry in general and the homebuilding industry in particular.

Dana C. Bradford, 56	Mr. Bradford has been a director since August 2009. In 2012, Mr. Bradford cofounded and was appointed Chairman and Chief Executive Officer of C3 Brands, the parent company to a number of consumer brands. From 2005 to 2012, Mr. Bradford was the president and managing partner of McCarthy Capital Corporation, a private equity firm. He also serves as a director on the boards of Southwest Value Partners, a San Diego-based real estate company and Customer Service Profiles, an Omaha-based provider of customer satisfaction data and analytics. Mr. Bradford formerly served as chairman of the board of Vornado Air, a Wichita-based consumer brands company and formerly served as a director on the boards of McCarthy Groups, Ballantyne, NRG Media, Guild Mortgage and Gold Circle Films.

Mr. Bradford earned a Bachelor's degree in Business Administration from the University of Arizona and an MBA from Creighton University. Mr. Bradford brings additional perspective to the Board relating to real estate and corporate finance matters.

Deborah Ann Henretta, 59	Ms. Henretta has been a director since March 2016. Ms. Henretta retired from Procter & Gamble, Co. ("P&G") in 2015. Throughout her 30 years at P&G, she held various senior positions throughout several sectors, serving as President of Global Business while concurrently serving as Head/Senior Executive Officer of Global Beauty; President of Global Baby/Toddler & Adult Care; and Vice President of Fabric Conditioners and Bleach. She has been a director at Corning, Inc. since 2013, at Nisource Inc. since 2015, at American Eagle Outfitters (NYSE:AEO) since 2019 and previously at Staples, Inc. from 2016 to September 2017 when Staples was acquired by Sycamore Partners, a private equity investor. Ms. Henretta is a Partner at G100 Companies where she assisted in establishing a New Director Board Excellence Program that includes director education on board oversight and governance, including digital transformation and cyber security.

Ms. Henretta graduated summa cum laude from St. Bonaventure University with a Bachelor of Arts in Communication. She earned her Master of Arts in Advertising from Syracuse University Newhouse School of Public Communications. Ms. Henretta brings additional perspective to the Board relating to technology, cyber security and diversity and inclusion.

P. Kelly Mooney, 57
 Ms. Mooney has been a director since March 2020. Ms. Mooney was previously a co-owner of Resource/Ammirati, a digital marketing and customer experience innovation firm, in which she held the following positions: Chief Executive Officer from January 2011 to September 2017; President from June 2001 to January 2011; and Chief Experience Officer and Director of Intelligence from March 1995 to May 2001. During that tenure, she advised dozens of Fortune 500 Companies on customer growth strategy and digital transformation to increase shareholder value. In 2016, Resource/Ammirati was sold to IBM to become part of IBM iX, one of the world’s largest digital consultancy agencies. Ms. Mooney joined IBM iX in September 2017 and served as Chief Experience Officer until June 2018. Ms. Mooney currently advises consumer and technology-focused entrepreneurs on leadership, strategy and innovation.

Ms. Mooney previously served as a board member of Sally Beauty Holdings, Inc. (NYSE:SBH), an international specialty retailer and distributor of professional beauty supplies. Ms. Mooney graduated with honors with a Bachelor of Science in Industrial Design from The Ohio State University. Ms. Mooney brings additional perspective on innovation, sustainability, diversity and inclusion.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Class II Directors

Peter L. Ax, 61	Mr. Ax has been a director since September 2000 and is the Company's lead independent director. In 2001 he joined UpscriptHealth, a telemedicine-based software platform which allows pharmaceutical manufacturers to sell medications direct-to-consumers, where he currently serves as the Chief Executive Officer. He is also the managing partner of Phoenix Capital Management, an operationally focused venture capital firm. Mr. Ax was the chairman and Chief Executive Officer of SpinCycle, Inc., a public reporting consolidator and developer of coin-operated laundromats. Previously, Mr. Ax served as head of the Private Equity Placement Division and senior vice president of Lehman Brothers in New York and has served in various operating roles for enterprises operated by Phoenix Capital Management. Mr. Ax also serves on the board of directors of iGo, Inc. (formerly, NASDAQ: IGOI).

Mr. Ax holds an MBA from the Wharton School at the University of Pennsylvania, a Juris Doctorate from the University of Arizona, and a Bachelor of Science in Business Administration from the University of Arizona, and has been a Certified Public Accountant. Mr. Ax possesses extensive skills and experience relating to, among other things, capital markets and corporate finance.

Gerald Haddock, 73
Mr. Haddock has been a director since January 2005. Mr. Haddock is the founder of Haddock Enterprises, LLC and formerly served as president and CEO of Crescent Real Estate Equities, a diversified real estate investment trust. Mr. Haddock previously served for over 30 years as a director of Valaris plc (formerly ENSCO International, Plc.), a leading global offshore oil and gas drilling service company. As a director for Valaris, he served as its co-lead director and Chairperson of the Audit Committee and was also a member of the Nominating & Governance Committee. Mr. Haddock is also a director of Union Acquisition Corp II, a special purpose acquisition corporation, and has served in this capacity since December 2018. Further, Mr. Haddock serves as a Director of Hartman Income REIT, a non-traded SEC reporting real estate investment trust, and has served in this capacity since mid-2020. As a director for Hartman, Mr. Haddock serves as the Chairman of the Nominating & Governance Committee and as a member of the Audit Committee. From December 2004 to October 2008, Mr. Haddock served as a Board Member of Cano Petroleum, Inc. He also serves on the board of the CEELI Institute. Mr. Haddock has previously served on the Board of Trustees of Baylor College of Medicine, as a member of the Executive Investment Committee at Baylor University, and on the M.D. Anderson Proton Therapy Education and Research Foundation.

Mr. Haddock received his Bachelor of Business Administration and Juris Doctorate degrees from Baylor University. He also received a Masters of Law in Taxation degree from New York University and an MBA from Dallas Baptist University. Mr. Haddock has extensive experience in real estate, legal and regulatory compliance.

Michael R. Odell, 57	Mr. Odell has been a director since December 2011. Since 2017, he has been President and Chief Executive Officer of Marubeni Automotive Aftermarket Holdings LLC, a holding company for investments in the automotive aftermarket and also President and Chief Executive Officer of XL Parts LLC, an automotive parts distributor. From 2015 through 2016, he served as President of Eastern Auto Parts Warehouse, an automotive parts distributor. From 2008 through 2014, he served as President, Chief Executive Officer and board member of The Pep Boys - Manny, Moe & Jack, a NYSE-listed company. Mr. Odell joined Pep Boys in 2007 as Chief Operating Officer. Previously, he served as Executive Vice President and General Manager of Sears Retail & Specialty Stores, a $26 billion division of Sears Holdings Corporation.

Mr. Odell started his career as a CPA with Deloitte & Touche LLP. Mr. Odell holds an MBA from Northwestern University's Kellogg School of Management, and a Bachelor of Science in Accounting from the University of Denver's Daniels College of Business.  Mr. Odell has deep service, retail and distribution experience, with a broad background in strategic planning, leadership, operations and finance.

Joseph Keough, 51	Mr. Keough has been a director since June 2019. He currently serves as chairman and chief executive officer of Wood Partners, one of the nation's largest multifamily real estate companies. Before joining Wood Partners, Mr. Keough was chief operating officer of Fuqua Capital, the office for the Atlanta-based Fuqua family. Mr. Keough had also been a senior vice president in the office and multifamily division of Cousins Properties, a publicly traded REIT, as well as a Principal at The Boston Consulting Group. Mr. Keough is also on the board of directors of Interface, Inc. (NASDAQ: IFSIA).

Mr. Keough earned his MBA from Harvard Business School and received his Bachelor degree in Finance and Economics from Babson College. Mr. Keough brings a 23-year track record of strong business leadership, deep understanding of real estate and first-hand experience driving organizational transformation.

Phillippe Lord, 47	Mr. Lord became the Chief Executive Officer of Meritage Homes on January 1, 2021. He previously served as Chief Operating Officer of Meritage Homes from 2015 to 2020. From 2012 to 2015, Mr. Lord was President of the West Region at Meritage Homes. Mr. Lord began his Meritage Homes career in 2008 by creating the Company’s strategic operations and market research department, which analyzes land acquisitions, product and pricing.

Prior to joining Meritage Homes, Mr. Lord held leadership positions with Acacia Capital, Centex Homes and Pinnacle West Capital. Mr. Lord received a Bachelor's degree in Economics and Business from Colorado State University and completed his master's coursework in Economics at the University of Arizona. As CEO of the Company, Mr. Lord is uniquely qualified to serve as a member on our Board.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence

The Nominating/Governance Committee evaluates and reports to the Board regarding the independence of each Board candidate. Consistent with the rules and regulations of the NYSE, at least a majority of the Board must be independent. No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareholder, member, partner or trustee of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable and other business relationships the director may have with the Company.
As a result of its review, the Board has determined that all of our current Board members are independent directors, with the exception of Messrs. Hilton and Lord. Messrs. Hilton and Lord are not considered independent because they are executive officers of the Company. In making this determination, the Board evaluated whether any relationships exist between these individuals and Meritage and determined that no relationship exists between Meritage and any independent director.
There are no familial relationships between members of the Board.
The Board has determined that all committees of the Board should be comprised entirely of independent directors and therefore Messrs. Hilton and Lord do not serve on any Board committees. The Board limits its independent members from serving on more than three other public company boards, limits the Executive Chairman to serving on two additional public company boards, and limits the CEO to serving on one additional public company board.

Board Leadership Structure

Steven J. Hilton, the Company's co-founder and former Chief Executive Officer ("CEO"), serves as the Executive Chairman of the Board. We believe Mr. Hilton’s unique industry experience and continuing involvement in the strategic operations of the Company make him highly qualified to serve as our Board’s Executive Chairman. Mr. Hilton co-founded Meritage Homes and is thus intimately familiar with its history, culture and operations. Mr. Hilton possesses in-depth knowledge and expertise in the homebuilding industry as a whole and Meritage Homes in particular and is the Company’s largest non-institutional stockholder. The Board has concluded that this puts Mr. Hilton in a unique position and makes it compelling for him to serve as Executive Chairman of the Board to effectively represent the stockholders’ interest.
Mr. Ax, our Audit Committee Chair, serves as the Board’s lead independent director. Mr. Ax has extensive knowledge of capital markets and corporate finance and has previously served as CEO of a publicly traded corporation. We believe that Mr. Ax’s role as our lead independent director serves as a counterbalance to and complements Mr. Hilton’s position as Executive Chairman and provides the appropriate level of independent director oversight. Additionally, our lead independent director collaborates with Mr. Hilton in establishing agendas for Board meetings, presides over all independent director meetings and can call special meetings of the independent directors as he deems necessary to address any matters the lead independent director feels should be addressed by the majority of our directors at any time. To more formalize the role, duties and qualifications of the lead independent director, the Board has adopted a Lead Director Charter. This Charter is available on our website at investors.meritagehomes.com.

CEO and Management Succession; Board Composition and Refreshment

Under the charter of the Nominating/Governance Committee, it is the role of the Nominating/Governance Committee to review and recommend to the Board changes as needed to the Company’s Corporate Governance Principles and Practices, including items such as management succession, policies and principles for CEO selection and performance review, policies regarding succession in the event of an emergency or departure of the CEO, and Board diversity, tenure and refreshment. Our Corporate Governance Principles and Practices provide, among other things, that our Compensation Committee is to conduct an annual review of the performance of the CEO.
The Board considers management evaluation and CEO succession planning an important responsibility of the Board. Under our Corporate Governance Principles and Practices, the Board is responsible for approving a succession plan for our CEO and other senior officers and for defining the respective responsibilities of the Executive Chairman and CEO. Issues relating to CEO succession planning are addressed regularly (at least annually) by the Board.
Since 2019, the Board has refreshed its composition through the appointment of two new directors (Mr. Keough and Ms. Mooney) to replace long-term retiring members and successfully transitioned the CEO position, which was effective on January 1, 2021 and also led to the appointment of an additional Board member (Mr. Lord) in 2021.
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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Risk Oversight

Our Board has overall responsibility for the oversight of risk management. As part of this oversight, on a regular basis, our Board receives reports from various members of management and is actively involved in monitoring and approving key decisions relating to our operations and strategy. Additionally, the management teams at our divisions must obtain approvals from our corporate executive team prior to engaging in certain activities or committing prescribed amounts of the Company’s financial and operational resources. As a result, senior management, who report directly to executive management, cannot authorize transactions that exceed prescribed thresholds that, while they may result in short-term benefits for their divisions, may expose the Company to unwarranted risks. Similarly, our executive management (including our NEOs) cannot engage in certain transactions without approval from our Board. For example, management must obtain approval from the Board, acting through the Land Committee, before proceeding with any land acquisition above a pre-established threshold. In addition, our General Counsel regularly reports to the Board information concerning ongoing litigation and possible legal, regulatory and other risks that might expose the Company to liability or loss. The Board also annually reviews the Company’s insurance programs.
Management operates the business within parameters established by an annual budget that is reviewed and approved by the Board. At each regular Board meeting, management provides the Board a status report with respect to the budget and addresses any material variances. We believe our budgeting process provides a useful mechanism for identifying risks and the related rewards and provides a quantitative method for evaluating those risks and rewards. The Board also provides oversight of risk through its standing committees. For example:
•Our Audit Committee is responsible for reviewing and analyzing significant financial and operational risks and how management is managing and mitigating such risks through its internal controls and financial risk management processes. Our VP of Internal Audit reports directly to the Audit Committee and provides routine updates on the progress and findings of the department's on-going internal audit reviews. Our external auditors also have at least quarterly discussions with our Audit Committee, and meet both with and without Company management present, to highlight what they perceive as our key financial risks. Our Audit Committee plays an important role in overseeing our internal controls monitoring and is regularly engaged in discussions with management regarding business risks, operational risks, transactional risks, cyber-security and financial risks.
•Our Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers. The Compensation Committee negotiates and approves all of the employment agreements of our NEOs and the Compensation Committee approves all grants of equity awards to all of our eligible employees. The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope and fees of such engagements.
•Our ES&S Committee is responsible to the Board and reports regularly to the Board and provides updates on the support, development, strategy, prioritization, integration and reporting of the Company's ongoing commitment to environmental, safety, corporate social responsibility, sustainability and other related trends, issues and concerns. The ES&S Committee regularly engages in discussions with management regarding the quality of our procedures for identifying, assessing, monitoring and managing the principal environmental and social risks to our Company.

The Board and Board Committees

We currently have ten incumbent directors and the following committees:
•Audit Committee
•Compensation Committee
•Nominating/Governance Committee
•Land Committee
•ES&S Committee
Our Board typically meets on a quarterly basis, with additional meetings held as required. During 2020, the Board held seven meetings. Throughout 2020, each of our current directors attended at least 75% of the aggregate of the Board and committee meetings of which they were a member. Our Land Committee does not have regularly scheduled meetings but rather meets when significant land transactions require the Land Committee’s consideration. Directors are expected to attend our annual meetings of stockholders. All directors up for re-election attended our 2020 annual meeting held on May 21, 2020.
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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The following table identifies the current members of our Board and the number of meetings held during 2020:

Board of Directors	Audit Committee	Compensation Committee	Nominating/ Governance Committee	Land Committee	ES&S Committee
Steven J. Hilton*
Peter L. Ax +	C		✓	✓
Raymond Oppel		✓		✓	✓
Gerald Haddock			C	✓
Dana C. Bradford	✓	✓		✓
Michael R. Odell		C
Deborah Ann Henretta					C
Joseph Keough	✓				✓
P. Kelly Mooney		✓	✓
Phillippe Lord
Number of Meetings	8	8	4	34	1

*	=	Executive Chairman of the Board
✓	=	Member
C	=	Committee Chair
+	=	Lead Independent Director
Audit Committee
The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, and the rules and regulations of the NYSE. The Audit Committee assists the Board in:
•fulfilling its oversight of the integrity of our financial statements,
•overseeing our compliance with legal and regulatory requirements,
•determining our independent registered public accounting firm’s qualifications and independence,
•evaluating our financial, operational, and information security risks and overseeing our efforts to mitigate these risks, which include among other things, annual cyber and risk trainings for all employees,
•evaluating the performance of our internal audit function and independent registered public accounting firm, and
•reviewing and approving any related party transaction between the Company and senior executive officers or directors.
The Audit Committee has the sole authority to appoint and replace our independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from, and receives appropriate funding from us for, outside legal, accounting and other advisors as it deems necessary to carry out its duties. The Audit Committee also receives briefings from our executive management team at least twice a year, addressing audit, compliance, and information security matters, among other topics.
The Audit Committee operates under a written charter established by the Board. The charter is available on our website at investors.meritagehomes.com. Each member of the Audit Committee meets the independence requirements of the NYSE and the Exchange Act, and is financially literate, knowledgeable and qualified to review our financial statements. In addition, each member of the Audit Committee has accounting or related financial management expertise. The Board has determined that Peter L. Ax, the Chair of our Audit Committee and each of our other two directors who serve as audit committee members are independent directors as defined by the NYSE’s listing standards, and each is an “audit committee financial expert.” Information about past business and educational experience of Mr. Ax and other members of the Audit Committee is included in their biographies in this proxy statement in the section “—Director Qualifications and Diversity”.
The report of the Audit Committee is included in this proxy statement in the section “Report of the Audit Committee.”
Compensation Committee
The Board has established a Compensation Committee in accordance with the NYSE’s rules and regulations. The Compensation Committee regularly reports to the Board and its responsibilities include:
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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

•reviewing and approving goals and objectives relative to the compensation of our NEOs, evaluating our NEOs’ performance in light of these goals and approving the compensation of our NEOs,
•reviewing and considering input from stockholders with respect to compensation agreements with our NEOs,
•overseeing all equity-based award grants,
•making recommendations to the Board with regard to non-NEO equity-based awards, and
•producing a report on executive compensation to be included in our annual proxy statement.
The Compensation Committee is currently comprised of four members of the Board, each of whom is independent under the independence standards of the NYSE and a “non-employee director” under Section 16 of the Exchange Act. Generally, the Compensation Committee Chair is in charge of setting the schedule for the Compensation Committee’s meetings as well as the agenda of each meeting.
The Compensation Committee operates under a written charter, which is available on our website at investors.meritagehomes.com.
The Compensation Committee has the sole authority to hire outside compensation advisors and consultants and to determine the terms, scope, fees and costs of such engagements. Since 2018, the Compensation Committee has engaged Pearl Meyer as its independent executive compensation consultant to provide an update on current compensation trends and to provide recommendations on the compensation packages of our NEOs.
The Compensation Committee determines executive compensation with respect to our NEOs independent of management. The Compensation Committee approves all grants of equity-based awards. For the NEOs, the number and type of equity award grants are determined or based on an employment agreement between the Company and the NEO, which may be periodically re-negotiated and revised, as approved by the Compensation Committee. For non-NEOs, management is responsible for recommending to the Compensation Committee the persons to receive grants of equity based awards and the nature and size of the proposed awards. Because management is responsible for the day-to-day operation of the Company, the Compensation Committee believes that management is in the best position to make this recommendation.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is, or has been, an employee of Meritage or any of its subsidiaries. There are no interlocking relationships between Meritage and other entities that might affect the determination of the compensation of Meritage’s executive officers.
Nominating/Governance Committee
The Board has established a Nominating/Governance Committee, which directly reports to the Board and is responsible for:
•developing director qualifications and determining whether newly elected directors or prospective director candidates meet those qualifications,
•identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders,
•considering recommendations for director nominations received from stockholders,
•reviewing and recommending changes as needed to the Company’s Corporate Governance Principles and Practices and other corporate governance documents,
•addressing such items as management succession, including policies and principles for our CEO selection and performance review and succession in the event of an emergency or departure of the CEO,
•director qualification standards, including policies regarding director tenure, retirement and succession,
•reviewing the charters of the Compensation Committee, Audit Committee, Nominating/Governance Committee, ES&S Committee, Land Committee and any other committees, as well as the lead director charter,
•assessing and monitoring, with Board involvement, the Board’s performance and the contributions and performance of individual directors,
•recommending nominees for the Compensation Committee, Audit Committee, Nominating/Governance Committee, ES&S Committee, and Land Committee,
•monitoring compliance with Corporate Governance Principles and Practices, including stockholding requirements for directors and NEOs, and
•promoting adherence to a high standard of corporate governance, ethics, and Company values.
The Nominating/Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The Nominating/Governance Committee operates under a written charter, which is available on our website at investors.meritagehomes.com. Each member of the Nominating/Governance Committee meets the independence requirements of the NYSE.
22 MERITAGE HOMES | 2021 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Land Committee
The Board has established a Land Committee, which directly reports to the Board. The Land Committee is responsible for reviewing and approving/denying land acquisition transactions recommended by management in excess of a predetermined monetary threshold. The Committee is intended to function as an additional approval mechanism for executive management’s land acquisition approval policies and procedures.
The Land Committee is transactional in nature; accordingly, the frequency of meetings is not predetermined, but rather meetings only occur when significant land transactions arise that require Land Committee consideration. Currently, no compensation is paid to any director for service on the Land Committee, and there is not a Land Committee chair. Each member of the Land Committee meets the independence requirements of the NYSE.
ES&S Committee
The Board established an ES&S Committee in August 2020, which directly reports to the Board. The ES&S Committee is responsible for the support, development, strategy, prioritization, integration and reporting of our ongoing commitment to environmental, safety, corporate social responsibility, sustainability and other related trends, issues and concerns. The Environmental, Social and Sustainability Committee reviews our objectives, plans, and performance and recommends actions, as necessary, to achieve continuous alignment with internal and external stakeholder expectations. Each member of the ES&S Committee meets the independence requirements of the NYSE.
Director Nomination Process
Director Qualifications. The Nominating/Governance Committee will evaluate prospective nominees using the standards and qualifications set forth in our Corporate Governance Principles and Practices and in our criteria for new directors. Prospective nominees must meet these qualification requirements and should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest. Prospective nominees must be committed to enhancing stockholder value and must have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of our stockholders.
Identifying and Evaluating Nominees for Directors. The Nominating/Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nominating/Governance Committee assesses the current composition of the Board, the balance of management and independent directors and the need for Audit Committee and other expertise in its evaluation of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Governance Committee may seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees. The Nominating/Governance Committee also evaluates each candidate in the context of maintaining and creating a diverse Board, as previously discussed. After completing its evaluation, the Nominating/Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering such recommendations.
Stockholder Recommendations. The policy of the Nominating/Governance Committee is to consider properly-submitted stockholder recommendations for candidates for membership on the Board as described below. In evaluating such proposals, the Nominating/Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described above. Any stockholder recommendations proposed for consideration by the Nominating/Governance Committee must include the nominee’s name and qualifications for Board membership and should be submitted to:
Meritage Homes Corporation
8800 East Raintree Drive
Suite 300
Scottsdale, Arizona 85260
Attn:  Secretary
The Secretary will forward all recommendations to the Nominating/Governance Committee.
Stockholder Nominations. Our bylaws also permit stockholders to nominate directors for election at an annual stockholder meeting. For a description of the process for submitting such nominations for consideration at next year’s annual meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 54 of this proxy statement.
Proxy Access. Our bylaws permit an eligible stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of Directors constituting the class up for election at any annual meeting. For a description of the process and deadlines for submitting such nominations for consideration at next year’s annual meeting, please see “Stockholder Proposals, Director Nominations and Other Items of Business” on page 54 of this proxy statement.
MERITAGE HOMES | 2021 Proxy Statement 23

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Orientation and Continuing Education
It is the policy of the Board that all new directors should participate in an orientation program sponsored by the Company. This orientation is designed to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers, its internal audit function, and its independent registered public accounting firm. In addition, the Board encourages each director to attend prominent continuing education programs. The Company will pay for the director’s tuition and reasonable and customary travel expenses to attend continuing education programs.
Executive Sessions of Independent Directors
Our Corporate Governance Principles and Practices dictate that the non-management members of the Board will meet in executive session at least quarterly outside the presence of directors that are employees or officers of the Company. The non-management directors met in executive session four times during 2020. Peter L. Ax is our Lead Independent Director and presides over these executive session meetings.

Code of Ethics

We are committed to conducting business consistent with the highest ethical and legal standards. The Board has adopted a Code of Ethics, which is applicable to all employees, including our senior and executive management and our directors. The Code is available on our website at investors.meritagehomes.com.
Meritage Stock Pledging Policy
In 2013, the Nominating/Governance Committee approved a modification to the Company’s securities trading policy prohibiting all future pledging of the Company’s equity securities by our employees, NEOs and directors. None of the Company's NEOs or directors currently have any pledges of Company stock.
Anti-Hedging Policy
We have a Securities Trading Policy that sets forth guidelines and restrictions on transactions involving our stock, which are applicable to all employees, including our NEOs and directors. Among other things, our policy prohibits all types of hedging transactions, including, but not limited to, purchases of stock on margin, short sales, buying or selling puts or calls and similar transactions involving any derivative securities. If allowed, these types of transactions could enable employees to own Company stock without the full risks and rewards of ownership. When that occurs, employees may no longer have the same objectives as the Company’s other stockholders and therefore such transactions involving Meritage stock are prohibited.

Communications with the Board of Directors

Interested persons may communicate with the Board by writing to our Lead Independent Director at the address set forth on page 5. The Lead Independent Director will disseminate the information to the rest of the Board at his discretion.

24 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis
The following discussion and analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented immediately following this discussion.
The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation that we pay or award to, or that is earned by, our NEOs. For our 2020 fiscal year, our NEOs were:
•Steven J. Hilton, Chairman and Chief Executive Officer ("CEO")
•Hilla Sferruzza, Executive Vice President, Chief Financial Officer ("CFO")
•C. Timothy White, Executive Vice President, General Counsel and Secretary ("GC")
•Phillippe Lord, Executive Vice President, Chief Operating Officer ("COO")
•Javier Feliciano, Executive Vice President, Chief People Officer ("CPO")
This CD&A addresses and explains the numerical and related information contained in the summary compensation tables and includes actions regarding executive compensation that occurred during 2020, including the award of bonuses related to 2020 performance, and the adoption of any new, or the modification of any existing, compensation programs, if applicable.

Executive Summary

Meritage Homes is committed to building long-term stockholder value. Accordingly, our NEO compensation program is designed to be largely performance driven. At our 2020 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation of our NEOs (on an advisory basis) by approximately 97% of total votes cast, indicating that our stockholders were in agreement with our Compensation Committee and its direction of setting compensation arrangements based on performance metrics that are in line with the goals of our stockholders. A summary of our compensation packages is discussed further in this proxy in the section titled “Compensation Program.”
2020 Business Highlights
Despite the gravity of the COVID-19 pandemic, 2020 was a year of record-breaking results as we continued to focus on enhancing our entry-level and first move-up product through our commitment to simplification. This strategy enabled us to meet the strong demand driven by historically low interest rates, a limited supply of homes, and an increased desire for healthier, safer homes. Below is a summary of some of the significant accomplishments achieved in 2020:
•Achieved diluted earnings per share of $11.00 per share, a 71% increase over 2019.
•Generated 76% year-over-year growth in earnings before income taxes.
•Grew total home closing revenue to $4.5 billion in 2020, up 24% over 2019, despite a 3% decrease in average sales price on closings.
•Improved home closing gross margin to 22.0%, a 310 basis point improvement year-over-year.
•Finished the year with 4,672 units in backlog, a 68% increase from December 31, 2019.
•Significantly reduced debt-to-capital and net debt-to-capital ratios to 30.3% and 10.5%, respectively at December 31, 2020, from 34.0% and 26.2%, respectively at December 31, 2019.
Our executive compensation program is designed to be driven with a strong focus on pay-for-performance. In 2020, more than half of the compensation program for our NEOs was based on various performance metrics that are tied to Meritage’s financial and operational goals. The following graph illustrates CEO compensation as it relates to the performance of the Company over the last three years.
MERITAGE HOMES | 2021 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS

*Before deduction of CEO total compensation (as reflected in the Summary Compensation Table).
2020 Environmental, Social, and Sustainability Highlights
In addition to our financial and operating successes, we continue to focus on innovation in every new home we build, employing industry-leading building techniques and technologies aimed at setting the standard for energy-efficient homebuilding. Accordingly, at a minimum, every new home we construct meets ENERGY STAR® standards, with many of our communities greatly surpassing those levels, offering our customers homes that utilize, on average, half of the energy of a typical U.S. home of the same size. Our commitment to incorporate these energy and healthy living standards into all of our homes has resulted in our achievement of design, purchasing and production efficiencies that have allowed us to offer these as standard features to our home buyers for nominal additional cost while providing significant additional value to our customers. In addition, all homes we build include home automation features through our M.Connected Home Automation Suite®. This technology includes features that allow homeowners to monitor and control key components of their homes, such as Wi-Fi enabled thermostats, garage doors and smart door locks.
At December 31, 2020, we had 1,570 full-time employees. We are committed to creating an inclusive and positive culture for our employees. Our culture is guided by our core values where every employee is strongly encouraged to embrace opportunities to develop and grow their careers. We have a robust talent recognition and succession planning model in place to help identify talent and provide a roadmap for career and professional development. Of our entire employee population at December 31, 2020, 41% were female and 25% were minorities. While we are proud of our current diversity, through a combination of targeted recruiting and talent development, we intend to expand the diversity of our employee base across the Company over the coming years. In 2020, we delivered training sessions to educate our employees on unconscious bias and diversity in the workplace and identified an internal resource to lead our DE&I efforts. In addition, we donated $200,000 to established charitable organizations that support racial equity and inclusion initiatives. These efforts are integrated in a broader DE&I focus for the organization that will extend into 2021 and beyond.
We have also enjoyed successes in establishing Meritage Homes as a company that gives back and has been recognized for such efforts. Since 2013, Meritage has partnered with Operation Homefront to provide newly-built mortgage-free homes to military families through its Homes on the Homefront program. In addition, our employees donated their time and Meritage contributed significant financial support to organizations including Feeding America, AmeriCares, numerous local food banks and other local and national charitable organizations, through the Meritage Cares Foundation.
26 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward superior corporate performance both annually and over the long-term while simultaneously striving to be externally competitive amongst our peer group. We continually review our executive compensation program to ensure it reflects good governance practices and is in the best interests of stockholders. Since 2018 the Compensation Committee has engaged Pearl Meyer as its independent external compensation consultant. Pearl Meyer evaluates and makes recommendations regarding the terms of our NEO compensation programs as they relate to creating stockholder value as well as remaining competitive in the marketplace with the changing trends in NEO compensation, while meeting the below core objectives.
Pay for Performance
A substantial portion of the total potential compensation for our NEOs is intended to be variable/at risk on a pay-for-performance basis. The terms of the performance-based compensation contemplated in each respective NEO's employment agreement was based upon an assessment performed by Pearl Meyer of external market data to ensure that the compensation formula is competitive relative to the compensation paid by companies with which we compete for executive talent. This compensation is based on (i) the performance of the Company as a whole, as measured against our peer group and (ii) the NEOs role in the attainment of the Company’s performance goals.
Stock Ownership
We are committed to utilizing our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our NEOs with those of our stockholders and helps to focus our executives on long-term stockholder value creation. We award restricted stock units and performance share awards to our NEOs, as we believe such awards provide our NEOs with an incentive to continue to increase long-term stockholder value, even during periods of declining stock prices. We believe the granting of equity awards is an important retention tool and is widely used in our industry.
Recruiting and Retention
Due to the competitive nature of our industry, we are committed to providing total compensation opportunities that are competitive with, though not identical to, the practices of other public homebuilders within our peer group. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain outstanding executives who are motivated to help us achieve our mission.
Compensation Peer Group
As a member of the homebuilding industry, we predominantly compete for executive talent and have historically compared ourselves to other companies in our industry. There are a limited number of homebuilders that have revenue and market capitalization similar to ours. Therefore, the Compensation Committee, with the assistance of Pearl Meyer, has established a peer group of comparably sized companies selected from the homebuilding industry. The majority of the peer group companies fall within the following parameters:
•0.4 times to 2.5 times our revenues, and
•0.25 times to 4.0 times our market capitalization.
The peer group companies that were used in 2020 for executive compensation benchmarking and performance benchmarking are set forth below. We believe that this peer group provides an appropriate benchmark comparison for our Company.

●	Beazer Homes USA, Inc.	●	M/I Homes, Inc.
●	Century Communities, Inc.	●	NVR, Inc.
●	D.R. Horton, Inc.	●	Pulte Group, Inc.
●	Hovnanian Enterprises, Inc.	●	Taylor Morrison Home Corporation
●	KB Home	●	Toll Brothers, Inc.
●	Lennar Corporation	●	TRI Point Group, Inc.
●	LGI Homes, Inc.	●	M.D.C. Holdings, Inc.

MERITAGE HOMES | 2021 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS

In addition to the peer group listed above being used for executive compensation benchmarking, the Compensation Committee also used this same peer group for the total shareholder return ("TSR") portion of performance-based long-term incentive awards in 2020.
While market data is an important factor utilized by the Compensation Committee when setting compensation, it is only one of multiple factors considered, and the amount paid to each NEO may be more or less than the composite market predicted value based on the performance of the Company and the NEO, the roles, experience level and responsibilities of the NEO, internal equity and other factors that the Compensation Committee deems important.
28 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

The best practices evidenced by our NEO compensation programs and processes include:

WE DO		WE DO NOT
✓	Pay for performance by requiring a significant portion of the total compensation of our NEOs be determined based on performance tied to strategic objectives.	✗	Provide perquisites for our NEOs other than those limited to auto allowance, reimbursement of certain insurance premiums and other limited benefits.
✓	Have executive stock ownership requirements in place set at a multiplier of base salary.	✗	Reprice or replace stock options and other equity awards.
✓	Have a clawback policy for our NEOs requiring the recoupment of incentive bonuses in the event of a restatement of financial results resulting from willful misconduct or gross negligence of the applicable NEO.	✗	Allow hedging.
✓	Engage an independent compensation consultant that reports directly to the Compensation Committee to provide an update on current compensation trends and to provide recommendations on our NEOs’ current compensation packages.	✗	Allow pledging.
✓	Have double trigger cash severance based upon a change of control of the Company.	✗	Provide tax gross-ups for change of control and severance payments.
Our executive compensation policies and practices are designed to align our NEOs’ long-term interests with those of our stockholders via a pay-for-performance model. The charts below depict the 2020 percentage of compensation for our CEO and other NEOs that is fixed versus performance-based (from the summary compensation table on page 40):

CEO
Other:
1%
Time-Based Equity
Compensation:
18%
Base Salary:
10%
Performance-Based
Compensation**:
71%
Base Salary:
Other:
Time-Based Equity Compensation:
Performance-Based Compensation**:

NEOs *
Other:
1%
Time-Based Equity
Compensation:
18%
Base Salary:
17%
Performance-Based
Compensation**:
64%
Base Salary:
Other:
Time-Based Equity Compensation:
Performance-Based Compensation**:

*    Represents average for NEOs as of December 31, 2020, other than the CEO.
**    Includes fair value of performance share awards granted (at target level) and actual non-equity incentive plan compensation paid.

MERITAGE HOMES | 2021 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

In accordance with its charter, the Compensation Committee has the sole authority to obtain advice and assistance from consultants, legal counsel, accounting and other advisers as appropriate. The Compensation Committee has the sole authority to retain and terminate any compensation consultant, counsel or adviser and to determine and approve the terms, costs and fees for such engagements. Since 2018, the Compensation Committee has engaged Pearl Meyer to serve as its independent executive compensation consultant. When engaging an executive compensation consultant the Compensation Committee takes into consideration the independence of and other factors pertaining to the consultant as required by the New York Stock Exchange (NYSE), the Securities and Exchange Commission (SEC) and other applicable rules and regulations. Upon consideration of these factors, the Compensation Committee has concluded that the engagement of Pearl Meyer does not present any conflicts of interest.
Pearl Meyer is a leader in the executive compensation consulting industry and provides information and advice regarding compensation philosophy and strategy; recommended peer group selection criteria as well as recommended potential peer companies; and consulted with the Compensation Committee on both long-term and short-term incentive compensation.

Compensation Program

The key components of our executive compensation program are base salary, annual incentive cash compensation and long-term equity incentive compensation. In addition, our NEOs have the opportunity to participate in our company-wide 401(k) plan, a non-qualified deferred compensation plan, and to receive limited certain personal benefits, as described on the next page. The employment agreements of our CEO and other NEOs are further described in this proxy under the section “—Employment Agreements in Effect for 2020.”
Our executive compensation program is designed based on the following strategic principles:
•Alignment with key outcomes of our business strategies;
•Appropriate balance of short- and long-term incentive award opportunity;
•Market-competitive total compensation opportunity within our peer group;
•Appropriate alignment with our stockholders by delivering a significant percentage of total compensation opportunity through equity and including goals that are measured by total shareholder return;
•Setting a total compensation package where a significant percentage of total compensation is at risk;
•Transparency in the communication of plan design and performance goals to enhance understanding; and
•Adherence to sound governance practices, including the prudent management of compensation risk.
Based on the results of the analysis, the components of our NEO compensation program are as outlined below.
Base Salary
The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is competitive with market practices. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our NEOs is designed to account for only a portion of their overall total target compensation. We target our NEO base salaries to be competitive with our compensation peer group. We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the Company, as well as compared to market data.
Annual Cash Incentive Compensation ("Non-Equity Incentive Plan")
We believe our Non-Equity Incentive Plan focuses our NEOs on the most important short-term measures of our business, establishes a clear connection between performance and earned compensation, and provides transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential compensation with each goal assessed separately from the others.
The specific details of each NEO’s 2020 incentive compensation are further described under the section “—Employment Agreements in Effect for 2020”.
Discretionary Bonuses
Discretionary bonuses may be awarded based on specific achievements of an individual beyond those of the performance measurements included in the Non-Equity Incentive Plan calculations, subject to approval by the Compensation Committee.
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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Equity Incentive Awards
Long-term equity incentive awards are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price. The employment agreements in effect for 2020 allow for grants of performance-based awards and restricted stock units which have a three-year cliff vesting schedule.
In connection with our equity awards, we have also adopted stock ownership requirements as further discussed below in the section “—Security Ownership Requirements.”
The Compensation Committee believes that equity awards provide a strong long-term incentive for our NEOs (and other officers and employees) that, along with their stock ownership, helps to align the interests of management with our stockholders. The Compensation Committee believes that these equity-based awards provide the opportunity for our executives to benefit from strong equity performance and, particularly in the case of the restricted stock unit awards, the NEOs focus on balancing stability and preservation of stock value against being incentivized to potentially take on an imprudent level of additional risk to drive stock appreciation with more contingent equity awards such as stock options. The Company and the Compensation Committee also believe that an appropriate mix of cash compensation and non-cash compensation in the form of equity awards is necessary and appropriate because, among other reasons, equity-based awards do not require the use of our working capital. The Compensation Committee is mindful of the fact that equity awards represent an expense under generally accepted accounting principles and a cost to the Company and its stockholders in the form of dilution. Accordingly, the Company seeks to achieve an appropriate balance between cash and non-cash compensation such that the NEOs are appropriately incentivized, our working capital and financial results are minimally affected, and our stockholders do not experience undue dilution.
Other Compensation
The Compensation Committee does not believe in the extensive use of perquisites as a component of executive compensation. The Compensation Committee believes that the perquisites provided to our NEOs (above those received by all employees or officers in general) are limited but help maintain the competitiveness of our compensation package as compared to our peer group companies. The types of perquisites we provide to our NEOs generally consist of car allowances, and enhanced life and disability or long-term care insurance.

Security Ownership Requirements

We maintain security ownership requirements for our directors and NEOs. The Board believes that these guidelines align the interests of our directors and executive officers with those of stockholders. Our directors and executive officers are required to comply with ownership guidelines. The requirements for our directors and NEOs are outlined below:
•Directors, five times annual board retainer fees (exclusive of committee or lead director fees),
•Executive Chairman and CEO, six times base salary;
•COO and CFO, three times base salary; and
•CPO and GC, two times base salary.
In the case of the appointment of a new executive officer or director, the new officer or director shall not be required to purchase stock in the open market in order to become compliant.  Until such compliance is achieved they may not sell or otherwise transfer any stock or stock equivalents related to equity awarded by the Company; provided, however, they may sell stock as necessary to pay any required income tax withholdings in connection with the vesting of any equity grants. Once their income tax withholdings are fulfilled, they may not sell more than 50% of the remaining equity grants or awards that vest in a fiscal year and must hold the balance of their shares until their ownership requirements are met. In order to enable our directors and executive officers to prudently manage their personal financial affairs, our policy provides that once compliance is obtained, subsequent changes in stock price will not affect their compliance with the guidelines provided the officer or director continues to hold at least the number of shares that were necessary to comply with the stock ownership requirements but for a decrease in stock price.
For purposes of the stock ownership requirements, stock is deemed “owned” for both directors and officers in the case of (a) shares owned outright and (b) beneficially-owned shares. As of December 31, 2020, all officers and directors were in compliance with their respective security ownership requirements or transitional requirements.

Equity-Based Awards

Meritage has traditionally granted equity-based awards to directors, senior executive officers and other employees to provide a means for incentive compensation and to align the interests of management with the interest of Meritage’s stockholders. Since 2009, all equity awards to employees and directors have been comprised of restricted stock or restricted stock units and for NEOs have been comprised of a combination of restricted stock units and performance share awards as a means of providing sufficient long-term incentive compensation to align with industry trends.
MERITAGE HOMES | 2021 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS

We have comprehensive policies relating to the granting of equity-based awards. Following is a summary of key aspects of our policies:
•All equity-based awards must be approved at formal meetings (including telephonic) of the Compensation Committee.
•The grant date of such awards will be the date of the meeting (or a specified date shortly after the meeting).
•The customary annual equity-based grant shall be approved at a regularly scheduled meeting of the Compensation Committee during the first part of the year, but generally after the annual earnings release. We believe that coordinating the main annual award grant after our annual earnings release will generally result in this grant being made at a time when the public is in possession of all material information about us.
•The Company shall not intentionally grant equity-based awards before the anticipated announcement of materially favorable news or delay the grant of equity-based awards until after the announcement of materially unfavorable news.
•The Compensation Committee will approve equity-based grants only for persons specifically identified at the meeting by management.
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COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements in Effect for 2020

The Compensation Committee annually reviews each NEO’s total compensation relative to the market data while considering the responsibilities of their position, their individual performance and their tenure. We entered into revised employment agreements with each of our NEO's in February 2017. The employment agreements for Messrs. Hilton and White include automatic one-year extension renewal provisions. These renewal provisions extend the terms of the arrangements for one year unless on or before August 31 of any renewal term, the executive or the Company notifies the other that it wishes to terminate the agreement. In addition, in March 2018 we entered into an additional long-term equity incentive award opportunity for Mr. Hilton. For Ms. Sferruzza and Messrs. Lord and Feliciano, their agreements were initially scheduled to expire on December 31, 2018 and are automatically extended for one year on December 31 of each year unless written notice of non-renewal is provided within sixty days prior to the expiration by the executive or the Company. In January 2021, we entered into new employment agreements with all of our NEOs, other than C. Timothy White. These new employment agreements are discussed in this proxy statement under the heading "— 2021 Developments." Following is a description of the key provisions between the Company and each of the NEOs of their respective employment agreements in effect for 2020.
Base Salary

	Named Executive Officer
	Steven J. Hilton	Hilla Sferruzza	C. Timothy White	Phillippe Lord	Javier Feliciano

Base Salary	$1,000,000	$625,000	$560,000	$700,000	$350,000
Non-Equity Incentive Plan
In 2020, our NEOs were each entitled to an annual cash incentive bonus based upon the achievement of certain performance goals established by the Compensation Committee. The amount of the target bonus and payout ranges for each NEO is set forth below. The amount of the bonus to be paid is contingent upon the achievement of the performance criteria established by the Compensation Committee. Where the actual performance falls below the threshold level, no incentive bonus will be paid with respect to that performance goal.
The Non-Equity Incentive Plan has three performance measures, weighted 45%, 45% and 10%, respectively:
1.EBITDA as adjusted for specific and pre-determined items (adjusted EBITDA);
2.Number of home closings; and
3.Customer satisfaction rating as determined by a third-party rating agency.
We believe these metrics focus our NEOs on the most important short-term measures of our business, establish a clear connection between the Company's strategy, performance and earned compensation, and provide transparency to our stockholders as to the operation of our Non-Equity Incentive Plan. Each goal represents a fixed percentage of total potential compensation with each goal assessed separately from the others.
For each of the three performance measures noted above, our Compensation Committee has specified:
•A threshold level of achievement below which no incentives will be paid;
•A target range level of achievement (e.g. between the threshold and maximum) associated with a market-competitive incentive award; and
•A maximum level of achievement above which incentives paid will not increase (payout ceiling).
The relationship between the level of performance and associated payout with each level for each of the performance metrics is reflected below. Where actual results fell between the performance levels set forth above, payments were calculated based on linear interpolation.

Adjusted EBITDA	Performance as % of Target	Payout as % of Target Payout (1)	Number of Home Closings	Performance as % of Target	Payout as % of Target Payout (1)	Customer Satisfaction Rating	Performance as % of Target	Payout as % of Target Payout (1)
Maximum	115.0%	200%	Maximum	110.0%	200%	Maximum	102.8%	200%
Target	100.0%	100%	Target	100.0%	100%	Target	100.0%	100%
Threshold	90.0%	50%	Threshold	90.0%	50%	Threshold	97.8%	50%
Below Threshold	<90.0%	0%	Below Threshold	<90.0%	0%	Below Threshold	<97.8%	0%
MERITAGE HOMES | 2021 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS

(1) Target payouts for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano were $2,500,000, $781,250, $610,909, $1,400,000 and $218,750, respectively, and are based on the achievement of target performance level, as indicated in the tables above.

For purposes of determining the executives’ formula bonuses, “Adjusted EBITDA” means earnings before interest expense and interest amortized to cost of sales, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude non-routine charges that the Compensation Committee determines in its sole discretion at the time the incentive bonus plan is established as appropriate to exclude.
Annual Discretionary Bonus
Based on specific achievements of each individual beyond those of the performance measurements included in the Non-Equity Incentive Plan calculations, our NEOs may be awarded discretionary cash bonuses subject to approval by the Compensation Committee. There were no such bonuses awarded in 2020.
Long-Term (Equity-Based) Incentive Awards
In 2020, our NEOs were entitled to long-term equity incentive awards where 50% was provided through performance-based awards based on criteria with interpolated potential payout levels and 50% was provided through time-based restricted stock units.
Performance Share Awards. In 2020, our NEOs were entitled to performance-based awards as part of their overall compensation. The performance-based portion of the long-term incentive awards have two metrics, which in 2020 were weighted 70% and 30%, respectively:
1.Achievement of a targeted return on asset (“ROA”) goal, and
2.Three-year total shareholder return (“TSR”) relative to our TSR peer group (as defined in the section "—Compensation Philosophies and Objectives — Compensation Peer Group ").
The Compensation Committee selected these two measures for the NEO long-term incentive awards as they believe they best align with our current stockholder interests of strong returns, and increased efficiency in generating profits from assets.
For each of the two performance-based plan measures, our Compensation Committee has specified:
•A threshold level of achievement below which no awards will be paid;
•A target range level of achievement (e.g. between the threshold and maximum) associated with a market-competitive incentive award; and
•A maximum level of achievement above which awards will not increase (payout maximum).
Each metric is assessed separately from the others, and each may be adjusted for specific and pre-determined items established by the Compensation Committee. The ROA goals are measured annually and on a standalone basis, although the vesting of the shares will occur at the end of a three-year performance period. The TSR goal is a cumulative three-year metric. The relationship between the level of performance and the shares awarded with each level is reflected in the table below. Where actual results fall between the performance levels set forth below, payments will be calculated based on linear interpolation.

ROA	Performance as % of Target	Shares Awarded as % of Target Payout (1)	Relative TSR	Peer Group Percentile	Shares Awarded as % of Target Payout (1)
Maximum	128.6%	150%	Maximum	75.0%	150%
Target	100.0%	100%	Target	50.0%	100%
Threshold	57.0%	50%	Threshold	25.0%	50%
Below Threshold	<57%	0%	Below Threshold	<25.0%	0%
(1) For 2020, the target award payout value was equal to approximately $1,750,000, $625,000, $432,727, $1,050,000 and $218,750 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively. This 100% payout achievement is based on target performance level as indicated in the table above.
Restricted Stock Unit Awards. In 2020, our NEOs were entitled to an annual grant of restricted stock units that cliff vest on the third anniversary of the date of grant. The number of restricted stock units to be granted to each executive officer will be equal to the dollar value specified for each executive officer divided by the closing price of the Company’s stock on the grant date. The value of restricted stock units granted in 2020 to each officer was approximately $1,750,000, $625,000, $432,727, $1,050,000 and $218,750 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively.

34 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Benefits
In 2020, our NEOs were also entitled to certain specified other benefits. With respect to Mr. Hilton, he was entitled to receive payments annually to purchase life insurance coverage in the policy amount of up to $5,000,000; disability and/or long-term care insurance with monthly benefits of up to $20,000; reimbursement for business use of his airplane at an amount equal to comparable charter rates; and the use of a company car. With respect to Ms. Sferruzza and Messrs. White, Lord and Feliciano, they were entitled to receive payments annually to purchase life insurance in the coverage amount of up to $3,000,000 and disability and/or long-term care insurance with monthly benefits of up to $20,000. Messrs. White and Lord were also entitled to an auto allowance.
Termination Provisions
Our NEOs employment agreements provide for payments in certain situations upon termination of employment, which may include change of control, voluntary resignation by the officer with or without good reason, termination by the Company, with and without cause, death or disability, and retirement. A summary of the key termination provisions of each executive officer’s employment agreement in effect for 2020 is outlined beginning on page 44.
MERITAGE HOMES | 2021 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS

Discussion of NEO Compensation

Following is a discussion of the compensation paid, awarded or earned in 2020 to the Company’s CEO and NEOs.
Our NEOs were compensated in 2020 pursuant to the terms of their respective employment agreements in effect during 2020, which provided for a base salary, a Non-Equity Incentive Plan award based on Company performance, equity grants and other customary executive benefits.
Under these agreements, a substantial portion of our NEOs potential compensation was performance-based to align their goals and efforts with the interests of our stockholders.
Salary. In accordance with the terms of their respective employment agreements, each NEO was paid a base salary as outlined in "— Employment Agreements in Effect for 2020."
Non-Equity Incentive Plan. For 2020, our NEOs earned cash performance-based bonuses pursuant to the terms set forth in their respective employment agreements as outlined beginning on page 33 of this proxy statement and according to the metrics set forth below. These cash bonuses were paid in February 2021.
ACTUAL RESULTS FOR 2020 ANNUAL INCENTIVE COMPENSATION:

		Named Executive Officer
Actual Results		Steven J. Hilton	Hilla Sferruzza	C. Timothy White	Phillippe Lord	Javier Feliciano
Adjusted EBITDA (45%)
Actual Results (in thousands)		$675,779	$675,779	$675,779	$675,779	$675,779
Target Performance Level (in thousands)	≥	$449,000	$449,000	$449,000	$449,000	$449,000
Target Bonus $		$1,125,000	$351,563	$274,909	$630,000	$98,438
NEO Payout % (1)		200.0%	200.0%	200.0%	200.0%	200.0%
NEO Payout $		$2,250,000	$703,125	$549,818	$1,260,000	$196,875
Number of Home Closings (45%)
Actual Results		11,834	11,834	11,834	11,834	11,834
Target Performance Level	≥	10,166	10,166	10,166	10,166	10,166
Target Bonus $		$1,125,000	$351,563	$274,909	$630,000	$98,438
NEO Payout % (1)		200.0%	200.0%	200.0%	200.0%	200.0%
NEO Payout $		$2,250,000	$703,125	$549,818	$1,260,000	$196,875
Customer Satisfaction Rating (10%)
Actual Results		92.7	92.7	92.7	92.7	92.7
Target Performance Level	≥	89.0	89.0	89.0	89.0	89.0
Target Bonus $		$250,000	$78,125	$61,091	$140,000	$21,875
NEO Payout % (1)		200.0%	200.0%	200.0%	200.0%	200.0%
NEO Payout $		$500,000	$156,250	$122,182	$280,000	$43,750
Total NEO Payout $		$5,000,000	$1,562,500	$1,221,818	$2,800,000	$437,500
(1) See the table provided on page 33 of this proxy statement for additional information related to the payout percentages as they relate to the targets.

36 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards. In 2020, Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano were granted awards of 24,101, 8,607, 5,959, 14,460, and 3,012 performance shares (target level), respectively, related to the ROA and TSR performance metrics. Additionally, they were granted an equal amount of time-based shares that cliff vest in 2023. The performance shares related to ROA and TSR vest on the third anniversary of the date of grant, subject to the achievement of the individual performance measures. The table below illustrates the potential performance share awards for 2020 at threshold, target and maximum performance levels for each NEO based on the established performance metrics. For discussion of the restricted stock units and performance share awards that vested in 2020, see the 2020 Stock Awards Vested table on page 43.
PERFORMANCE BASED AWARDS - ROA and TSR METRICS:

Name	Approximate Award Fair Value (at Target level) ($)	Below Threshold (Shares) (#)	Threshold (Shares) (#)	Target (Shares) (#)(1)	Maximum (Shares) (#)
Steven J. Hilton	$1,750,000	—	12,051	24,101	36,152
Hilla Sferruzza	$625,000	—	4,304	8,607	12,911
C. Timothy White	$432,727	—	2,980	5,959	8,939
Phillippe Lord	$1,050,000	—	7,230	14,460	21,690
Javier Feliciano	$218,750	—	1,506	3,012	4,518
(1)Number of shares based on a grant price of $72.61, the closing stock price on the date of grant for our NEOs.
Other Benefits. The Company also provided other benefits consistent with our NEOs' employment agreements. These benefits are detailed in footnote (6) to the "Summary Compensation Table" included in this proxy statement.
MERITAGE HOMES | 2021 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS

2021 Developments

Effective January 1, 2021, Steven J. Hilton retired as Chief Executive Officer and now serves as the Executive Chairman of the Board. The Board appointed Phillippe Lord to succeed Mr. Hilton as Chief Executive Officer. Mr. Lord previously served as the Company’s Chief Operating Officer. Clinton Szubinski, who previously served as the Company’s East Region President succeeded Mr. Lord as Chief Operating Officer, also effective January 1, 2021.
On January 22, 2021, the Company entered into new employment agreements and severance plans with Ms. Sferruzza, and Messrs. Hilton, Lord, Feliciano and Szubinski.
Base Salary Compensation
The base salaries for each of Ms. Sferruzza, and Messrs. Lord, Feliciano and Szubinski were increased effective January 1, 2021. As stated previously, the Compensation Committee annually reviews each NEO’s total compensation relative to the market data while considering the responsibilities of their position, their individual performance and tenure. The compensation changes made were tied to both the external market data and the individual considerations for each NEO of their responsibilities, performance and tenure. Mr. Hilton's base salary remained unchanged with his transition from CEO to Executive Chairman.

Executive Officer	Revised Base Salary
Steven J. Hilton	$1,000,000
Phillippe Lord	$850,000
Hilla Sferruzza	$675,000
Clinton Szubinski	$600,000
Javier Feliciano	$400,000
Performance-Based Compensation
In addition, the target annual Non-Equity Incentive Plan bonus and the target value of performance-based equity compensation (non-cash) were increased for each of Ms. Sferruzza and Messrs. Lord, Feliciano and Szubinski, as noted below. Mr. Hilton's target annual Non-Equity Incentive Plan bonus and the target value of performance-based equity compensation (non-cash) was decreased commensurate with his transition to Executive Chairman.

Executive Officer	2021 Annual Target Cash Incentive Compensation (1)	2021 Annual Target Equity Based Compensation (2)
Steven J. Hilton	$1,000,000	$1,000,000
Phillippe Lord	$2,125,000	$2,975,000
Hilla Sferruzza	$843,750	$1,350,000
Clinton Szubinski	$1,200,000	$1,200,000
Javier Feliciano	$300,000	$500,000
(1) Actual payout for cash incentive compensation can range from 0% to 200% contingent upon the achievement of performance goals, with the exception of Mr. Hilton whose payout range is between 0% and 100%.
(2) 50% of the award value is to be comprised of service-based restricted stock units and 50% of the award value is to be comprised of performance shares. The performance share awards will vest based upon the achievement of established performance targets over three years with a payout range between 0% and 150% of target, with the exception of Mr. Hilton whose payout range is between 0% and 100%.
38 MERITAGE HOMES | 2021 Proxy Statement

EXECUTIVE COMPENSATION COMMITTEE REPORT

The following Executive Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.
Executive Compensation Committee Report
The Executive Compensation Committee of the Board of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2020 Annual Report on Form 10-K.

THE EXECUTIVE COMPENSATION COMMITTEE
Michael R. Odell—Chair Dana C. Bradford P. Kelly Mooney Raymond Oppel

MERITAGE HOMES | 2021 Proxy Statement 39

COMPENSATION OF OFFICERS AND DIRECTORS

Compensation of Officers and Directors
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Steven J. Hilton,	2020	1,000,000	—	3,513,685	5,000,000	43,705	9,557,390
Chairman and CEO (1)	2019	1,000,000	—	3,554,610	4,578,678	62,303	9,195,591
	2018	1,000,000	—	3,480,836	3,379,404	39,943	7,900,183
Hilla Sferruzza,	2020	625,000	—	1,254,814	1,562,500	49,737	3,492,051
EVP and CFO	2019	575,000	—	1,167,910	1,316,370	53,040	3,112,320
	2018	575,000	—	1,139,038	971,579	48,600	2,734,217
C. Timothy White,	2020	560,000	—	868,763	1,221,818	49,266	2,699,847
EVP, GC and Secretary	2019	550,000	100,000	863,213	1,098,883	48,114	2,660,210
	2018	550,000	—	841,879	811,057	55,936	2,258,872
Phillippe Lord,	2020	700,000	—	2,108,124	2,800,000	57,940	5,666,064
EVP and COO (2)	2019	650,000	—	1,980,406	2,380,913	63,154	5,074,473
	2018	650,000	—	1,931,317	1,757,290	70,259	4,408,866
Javier Feliciano,	2020	350,000	—	439,119	437,500	49,728	1,276,347
EVP and CPO	2019	340,000	—	431,604	389,188	50,089	1,210,881
	2018	336,295	—	420,983	287,249	47,730	1,092,257

(1)All compensation is for Mr. Hilton’s services in his capacity as the Chairman and Chief Executive Officer of the Company. Mr. Hilton did not receive any separate compensation for his services as a director. Effective January 1, 2021, Mr. Hilton retired as Chief Executive Officer and assumed the role of Executive Chairman.
(2)Effective January 1, 2021, Mr. Lord was appointed Chief Executive Officer.
(3)Amount represents discretionary bonus awarded to Mr. White in 2019.
(4)The non-vested share (performance share awards and restricted stock units) grants have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of Accounting Standards Codification Subtopic (“ASC”) 718. For the TSR portion of performance-based shares, fair value is equal to the valuation from the third-party Monte Carlo analysis prepared in conjunction with the grants. Balance includes all performance share and restricted stock unit awards granted in the year to our NEOs and not the prorated share of all unvested grants in prior years that vested in the current year. See Note 11 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K for discussion of assumptions used for computing the fair value of awards granted. The amounts included in this column represent the grant-date fair value assuming all performance measures are achieved at the target level of performance (i.e., ROA, TSR), which is considered the probable outcome. The grant date fair value at the maximum performance level for the performance share awards in 2020 is $2,645,604, $944,828, $654,157, $1,587,274 and $330,628 for Mr. Hilton, Ms. Sferruzza and Messrs. White, Lord and Feliciano, respectively.  Additional detail is also provided in the “Grant of Plan-Based Awards” table.
(5)Non-equity plan compensation earned for all years presented was paid subsequent to each respective year-end.
(6)See the following table for more detail.
All Other Compensation Table
Year Ended December 31, 2020

Name	Health and Insurance Premiums ($) (1)	401(k) Match ($)	Car Allowance ($)	Other ($)	Total All Other Compensation ($)
Steven J. Hilton	34,321	8,550	—	834	43,705
Hilla Sferruzza	41,187	8,550	—	—	49,737
C. Timothy White	26,316	8,550	14,400	—	49,266
Phillippe Lord	37,082	6,458	14,400	—	57,940
Javier Feliciano	41,178	8,550	—	—	49,728
(1)Includes: (i) employer portion of benefits provided to all employees and (ii) life and disability insurance premiums as contemplated in each NEO’s employment agreement if such elections were made.

40 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

2020 Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Equity Awards ($) (3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven J Hilton	2/21/2020							24,101	1,749,974
	2/21/2020				12,051	24,101	36,152		1,763,711
	N/A	1,250,000	2,500,000	5,000,000
Hilla Sferruzza	2/21/2020							8,607	624,954
	2/21/2020				4,304	8,607	12,911		629,860
	N/A	390,625	781,250	1,562,500
C. Timothy White	2/21/2020							5,959	432,683
	2/21/2020				2,980	5,959	8,939		436,080
	N/A	305,455	610,909	1,221,818
Phillippe Lord	2/21/2020							14,460	1,049,941
	2/21/2020				7,230	14,460	21,690		1,058,183
	N/A	700,000	1,400,000	2,800,000
Javier Feliciano	2/21/2020							3,012	218,701
	2/21/2020				1,506	3,012	4,518		220,418
	N/A	109,375	218,750	437,500
(1)Actual non-equity incentive plan payouts for 2020 are discussed in the section —"Discussion of NEO Compensation".
(2)Equity awards granted in 2020 have a three-year cliff vest, subject in the case of performance share awards to achievement of established performance metrics.
(3)The grant-date fair value amounts relating to the performance share awards represent the grant-date fair value assuming the performance measures are achieved at the target level of performance, which is considered the probable outcome. Grant date fair value for the TSR portion of awards is based on a Monte-Carlo model to assess fair value as of the date of grant. Grant date fair value for the ROA awards is calculated as of the closing stock price on the date of grant.

Outstanding Equity Awards at 2020 Fiscal Year-End

	Stock Awards
				Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Units of Stock that Have Not Vested ($) (1)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (8)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (1)
Steven J Hilton	190,410	(2) (7)	$15,769,756	40,795	$3,378,642
Hilla Sferruzza	63,696	(3) (7)	$5,275,303	13,932	$1,153,848
C. Timothy White	46,535	(4) (7)	$3,854,029	9,989	$827,289
Phillippe Lord	107,820	(5) (7)	$8,929,652	23,520	$1,947,926
Javier Feliciano	23,314	(6) (7)	$1,930,865	5,018	$415,591
(1)Computed as the number of shares or units of stock that have not yet vested multiplied by the closing price of the Company’s stock on December 31, 2020 of $82.82.
(2)Remaining unvested time-based shares vest: 16,593 in March 2021, 41,846 in March 2022, and 24,101 in February 2023. See also Note (7) below.
(3)Remaining unvested time-based shares vest: 13,749 in March 2022 and 8,607 in February 2023. See also Note (7) below.
(4)Remaining unvested time-based shares vest: 10,162 in March 2022 and 5,959 in February 2023. See also Note (7) below.
(5)Remaining unvested time-based shares vest: 23,314 in March 2022 and 14,460 in February 2023. See also Note (7) below.
MERITAGE HOMES | 2021 Proxy Statement 41

COMPENSATION OF OFFICERS AND DIRECTORS

(6)Remaining unvested time-based shares vest: 5,081 in March 2022 and 3,012 in February 2023. See also Note (7) below.

(7)Includes performance-based shares that satisfied performance criteria as of December 31, 2020 and will vest according to the table below:

Name	Vested in March 2021 (#)	Vesting in March 2022 (#)	Vesting in February 2023 (#)	Total Earned but not Vested Performance Shares as of December 31, 2020 (#)
Steven J Hilton	77,133	22,301	8,436	107,870
Hilla Sferruzza	30,999	7,327	3,014	41,340
C. Timothy White	22,912	5,415	2,087	30,414
Phillippe Lord	52,561	12,424	5,061	70,046
Javier Feliciano	11,458	2,708	1,055	15,221
(8)Represents performance-based shares that vest (at target value) as follows:

Name	Vesting in March 2022 (#)	Vesting in February 2023 (#)	Total Unearned and Unvested as of December 31, 2020 (#)
Steven J Hilton	22,318	18,477	40,795
Hilla Sferruzza	7,333	6,599	13,932
C. Timothy White	5,420	4,569	9,989
Phillippe Lord	12,434	11,086	23,520
Javier Feliciano	2,709	2,309	5,018

42 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

2020 Stock Awards Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Steven J Hilton	67,805	$4,894,843
Hilla Sferruzza (2)	27,898	$2,014,245
C. Timothy White	28,818	$2,080,371
Phillippe Lord	42,378	$3,059,268
Javier Feliciano	12,475	$900,570
(1)In connection with the 2017 grant, restricted stock units of 29,326, 11,547, 12,463, 18,328, and 5,396 shares vested for Mr. Hilton, Ms. Sferruzza, and Messrs. White, Lord and Feliciano, respectively, in February 2020. In addition, performance shares vested in February 2020 as a result of the achievement of performance goals are summarized in the table below. EPS and ROA performance metrics and achievement were set and calculated annually, whereas relative TSR performance metric was set and measured with a cumulative three year performance period.
(2)Shares vested includes 1,200 shares granted to Ms. Sferruzza prior to her appointment as CFO.

	Performance Measurement Year	Shares Vested (1)
Name		EPS (40%)		ROA (30%)		TSR (30%)		Total
Steven J Hilton	2019	5,865	(2)	4,399	(2)	10,630	(3)	20,894
	2018	5,041	(2)	3,340	(2)	—		8,381
	2017	5,865	(2)	3,339	(2)	—		9,204
	Total	16,771		11,078		10,630		38,479
Hilla Sferruzza	2019	2,309	(2)	1,732	(2)	4,186	(3)	8,227
	2018	1,985	(2)	1,315	(2)	—		3,300
	2017	2,309	(2)	1,315	(2)	—		3,624
	Total	6,603		4,362		4,186		15,151
C. Timothy White	2019	2,493	(2)	1,870	(2)	4,518	(3)	8,881
	2018	2,142	(2)	1,420	(2)	—		3,562
	2017	2,493	(2)	1,419	(2)	—		3,912
	Total	7,128		4,709		4,518		16,355
Phillippe Lord	2019	3,666	(2)	2,749	(2)	6,644	(3)	13,059
	2018	3,150	(2)	2,088	(2)	—		5,238
	2017	3,666	(2)	2,087	(2)	—		5,753
	Total	10,482		6,924		6,644		24,050
Javier Feliciano	2019	1,079	(2)	809	(2)	1,956	(3)	3,844
	2018	927	(2)	615	(2)	—		1,542
	2017	1,079	(2)	614	(2)	—		1,693
	Total	3,085		2,038		1,956		7,079

(1)Where actual results fell between the performance levels, shares vested were calculated based on linear interpolation.
(2)Target values and actual results achieved are shown in the table below.

	EPS		ROA
Year	Target	Actual	Target	Actual
2019	$4.42	$5.66	5.42%	6.40%
2018	$4.70	$5.11	5.95%	6.20%
2017	$3.46	$4.05	5.24%	5.46%

(3)The 2017 TSR awards were based on a cumulative three-year TSR goal. The actual cumulative TSR at the end of the three year period was 62.50%, and the target TSR was 50.00%.
MERITAGE HOMES | 2021 Proxy Statement 43

COMPENSATION OF OFFICERS AND DIRECTORS

Nonqualified Deferred Compensation Plans

We offer a non-qualified deferred compensation plan (“deferred compensation plan”) to our NEOs as well as other highly compensated employees in order to allow them additional pre-tax income deferrals above and beyond the limited caps that qualified plans, such as 401(k) plans, impose on highly compensated employees. The deferred compensation plan allows eligible participants to defer up to 75% of their base salary and up to 100% of their qualifying bonus and performance-based compensation.  The deferred compensation plan also allows for discretionary employer contributions, although to date all contributions to the plan have been funded by the employees and we do not currently offer a contribution match. Employee deferrals are deemed 100% vested upon contribution. Distributions from the Plan will be made upon retirement, either in a lump sum or annual installments for up to fifteen years commencing upon normal retirement (upon reaching age 55 and completing ten years of service). Distributions may also be made upon death, separation of service, in-service distribution after 5 years or upon the occurrence of an unforeseeable emergency.

Participants in the deferred compensation plan are entitled to select from a wide variety of investments available under the plan and will be allocated gains or losses based upon the performance of the investments selected by the participant.  All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The below table reflects activity for our NEOs in the deferred compensation plan during 2020.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
C. Timothy White	—	—	157,377	—	1,366,239
Hilla Sferruzza	75,000	—	17,380	—	141,596
(1)Meritage does not provide matching contributions.
(2)These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.
(3)All amounts in this column that represent executive contributions from prior years were reported as compensation to the named executive officer in the Summary Compensation Table in prior years.

Potential Payments upon Termination or Change of Control Summary

During 2017, we entered into amended employment agreements and change of control agreements with our CEO and NEOs. Under their respective terms, our CEO and NEOs are entitled to severance payments and other benefits in the event of certain types of terminations. These benefits can include cash payments, continuation of insurance benefits and the acceleration of outstanding stock options, restricted stock units and performance-based shares.
Following is a summary of the severance and change of control provisions that were in effect on December 31, 2020.

Employment Agreements—Severance Benefits

The employment agreements for Messrs. Hilton and White provide the executive with severance benefits in certain situations upon his termination of employment. Following is a summary the potential severance payments and benefits depending on the reason for termination.
44 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause	Voluntary Resignation by Officer With Good Reason (1)	Termination by the Company Without Cause (1) (4)	Death or Disability	Retirement (1) (2)	Change Of Control (6)
Base salary and paid time off through date of termination	X	X	X	X	X	X
Annual cash incentive awards, performance share awards and restricted stock unit awards earned in a previous year but not yet paid or issued	X	X	X	X	X	X
Pro-rata annual cash incentive bonus for period in which termination occurs		X	X		X
Target bonus for the performance period in which the termination occurs				X
Projected bonus for the performance period in which the Change of Control occurs						X
Previously granted time-based awards and restricted stock units that are outstanding shall immediately vest and become unrestricted		X	X	X	X	X
Performance shares awarded shall continue to vest and be delivered subject to achievement of specified performance goals		X	X		X	X
Target number of previously granted performance share awards that have not vested will immediately vest and become unrestricted				X
Any outstanding stock options shall vest and remain exercisable for the remainder of the original term		X	X	X	X	X
Payment for health coverage equal to 150% of monthly COBRA premium		X	X	X		X
Severance payment equal to the sum of (A) two times the executive officer’s base salary on the date of termination and (B) two times the higher of (x) the average of the bonus compensation paid to the executive officer for the two years prior to his termination of employment or (y) the annual bonus paid to the executive officer for the year preceding the date of termination (3) (4) (5) (6)
		X	X			X
(1)    Mr. Hilton shall render reasonable consulting services during the 24-month period following termination. Mr. White shall render reasonable consulting services during the 12-month period following termination.
(2)    In order to qualify for the above retirement termination benefits, in addition to any time restrictions as contemplated in each individual employment agreement, the executive must have completed 15 cumulative years as a named executive officer or member of the board. Messrs. Hilton and White have each satisfied the 15-year threshold.
(3)    In the case for Mr. White for termination without cause, the severance payment has a multiple of one in the calculation.
(4)    Mr. Hilton's severance payment may not be less than $5 million and may not exceed $10 million. Mr. White's severance payment may not exceed $2 million.
(5)    Bonus compensation is determined as the greater of (a) the actual bonus paid to executive or (b) the fair value on the date of grant of the shares of restricted stock, restricted stock units, stock options and other equity-based awards that become vested in such year of termination. For Change of Control only, the severance payment is calculated as the sum of the actual bonus paid to the executive and the fair value on the date of grant of the shares of equity-based awards that become vested in the year of termination.
(6)    In the case for Mr. Hilton for change of control, the severance payment has a multiple of three in the calculation. The severance payment for Mr. Hilton in the event of a Change of Control may not exceed $15 million, the severance payment for Mr. White may not exceed $6 million.

MERITAGE HOMES | 2021 Proxy Statement 45

COMPENSATION OF OFFICERS AND DIRECTORS

Ms. Sferruzza and Messrs. Lord and Feliciano's employment agreements provide them with severance benefits in certain situations upon his or her termination of employment. Following is a summary of the potential severance payments and benefits depending on the reason for termination:

	Voluntary Resignation by Officer Without Good Reason or Termination by the Company With Cause (1)	Voluntary Resignation by Officer With Good Reason	Termination by the Company Without Cause	Death or Disability	Retirement (2)	Change Of Control (5)
Base salary and paid time off through date of termination	X	X	X	X	X	X
Pro-rata annual cash incentive bonus for period in which termination occurs based on actual performance achieved		X	X		X
Target annual cash incentive bonus for the performance period in which the termination occurs				X		X
Service based (time based) awards and restricted stock units that are outstanding shall immediately vest and become unrestricted				X	X	X
100% of performance share awards (or restricted stock units) shall immediately vest and become unrestricted (6)						X
Previously granted performance-based shares (or performance-based restricted stock units) that have not vested will immediately vest and become unrestricted following the end of the applicable performance period based on actual performance achieved				X	X
Any outstanding and vested stock options will remain exercisable as provided by in the original equity awards (2) (3)	X	X	X	X
Any outstanding and unvested stock options will immediately vest and will remain exercisable for the remainder of the original equity award, but not later than the tenth anniversary of the original grant date				X	X
Payment for health coverage equal to 100% of monthly COBRA premium for 24 months		X	X			X
Severance payment equal to two times the executive officer’s base salary on the date of termination plus two times the executive officers target bonus in the year of termination (4)		X	X			X
(1)Upon termination for cause, any outstanding and vested stock options shall be cancelled as of the termination date.
(2)In order to qualify for the above benefits in connection with retirement, in addition to any time restrictions as contemplated in each individual employment agreement, executive must complete 15 cumulative years as a named executive officer or member of the board. Neither Ms. Sferruzza or Messrs. Lord or Feliciano satisfied the 15 year threshold as of December 31, 2020.
(3)In the event of death or disability, stock options will remain exercisable until the 12 month anniversary of the termination date, provided, however, that the post-termination exercise period for any individual stock option will not extend beyond the earlier of its original maximum term or the tenth anniversary of the original date of grant.
(4)Severance payment for each executive officer in a change of control is capped at $3,000,000; severance payment for each executive officer in a non change of control is capped at $2,000,000.
(5)Voluntary resignation with good reason must take place within the time period as defined in the employment agreement with respect to a change of control.
(6)In the event the performance shares are to vest based on achievement of future performance, vesting calculation is to assume target levels had been achieved for the performance criteria.

46 MERITAGE HOMES | 2021 Proxy Statement

COMPENSATION OF OFFICERS AND DIRECTORS

Other Matters Regarding the Employment Agreements and Change of Control Agreements

The terms “Good Reason”, “Cause” and “Change of Control” are defined in the employment and change of control agreements.
All severance payments under the employment agreements and change of control agreements are conditioned upon the delivery and non-revocation of a customary release by the executive in favor of the Company.
Each executive’s employment agreement and, if applicable, change of control agreement is structured so that the executive is entitled to the greater benefit under the two agreements but is not entitled to duplicative benefits.
Each of the employment agreements and change of control agreements include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code.
Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of each executive’s benefits assumes that the termination occurred on December 31, 2020, and with a closing stock price of $82.82 on the last business day of 2020. The value of the acceleration of stock vestings was computed based on the closing price of our stock on the last day of 2020 for each equity award affected. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants. The potential values set forth below do not include the value of the balances under the deferred compensation plan discussed in the section "Nonqualified Deferred Compensation Plans." This summary reflects the terms of the NEOs’ employment and change of control agreements that were in effect on December 31, 2020.

Executive Officer (1)	Voluntary Termination by Executive Without Good Reason (1)	Voluntary Termination by Executive With Good Reason (1)(2)	Termination By Company Without Cause (1)(2)	Termination by Company With Cause	Death or Disability (1)	Retirement (1)	Change of Control (1)
Steven J. Hilton	$3,441,254	$34,195,402	$34,195,402	$3,441,254	$21,695,402	$21,148,481	$39,242,449
Hilla Sferruzza	$—	$3,606,348	$3,606,348	$—	$7,210,153	$7,991,403	$10,066,501
C. Timothy White	$747,865	$7,958,119	$7,502,154	$747,865	$5,347,210	$5,903,053	$9,665,783
Phillippe Lord	$—	$4,843,448	$4,843,448	$—	$12,277,496	$13,677,496	$15,320,944
Javier Feliciano	$—	$1,622,448	$1,622,448	$—	$2,564,875	$2,783,625	$3,749,823
(1)The actual expense that would be recognized by the Company in the event of a severance event may differ materially from the numbers presented in the table above as a result of the required computation in accordance with generally accepted accounting principles for stock compensation expense.
(2)The amounts presented include cash bonuses earned for fiscal 2020, but not paid as of December 31, 2020. In addition to the table above, the amount of bonuses earned and not paid are presented separately as 2020 compensation in the Summary Compensation table on page 40.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the individual identified as the median paid employee (other than the CEO) to the annual total compensation of the CEO. Our pay ratio disclosure is presented below:

Median Employee annual total compensation (other than the CEO)	$118,530
Steven J. Hilton (CEO during 2020) annual total compensation	$9,557,390
Ratio of CEO to Median Employee Compensation	81:1

During the fiscal year ended December 31, 2020, we determined that it was longer appropriate to use our median employee originally determined in 2018 because that employee experienced a change in their circumstances that had a significant change to our pay ratio disclosure. Therefore, we selected a new median employee whose compensation is substantially similar to the prior year's median employee. In determining the prior year's median employee, a listing was prepared of all employees (excluding the CEO) and their annual cash compensation as of December 31, 2018 inclusive of base salary and bonus. Wages and salaries and bonuses were annualized for those permanent employees that were not employed for the full year of 2018. For the fiscal year ended December 31, 2020, we calculated the determined median employee's total compensation using the same methodology that we used to calculate the total compensation for our CEO in the Summary Compensation table on page 40 of this Proxy Statement.
MERITAGE HOMES | 2021 Proxy Statement 47

COMPENSATION OF OFFICERS AND DIRECTORS

Director Compensation
When establishing and reviewing our director's compensation, we consider the level of work and involvement the directors have with our business. We also consider compensation paid to directors in the marketplace generally and at our peer group companies and consider advice from our independent compensation consultant.
We believe that non-employee director compensation paid primarily in the form of equity awards highly aligns the board members with the interests of the stockholders of the Company. In 2020, 75% of the compensation paid to non-employee directors in the aggregate was in the form of equity awards. Cash compensation paid to directors as a percentage of total compensation has been relatively flat for more than five years.
In 2020, our non-employee directors received the following cash compensation:

Board Retainer	$50,000
Committee Chair Retainer (All Committees Except the Land Committee)	$20,000
Committee Member Retainer (All Committees Except the Land Committee)	$10,000
Lead Director Retainer	$40,000
In addition, during 2020, each of our directors, excluding Mr. Keough and Ms. Mooney, received a grant of 3,000 shares of restricted stock units, which cliff vest on February 11, 2023. Mr. Keough received a grant of 3,000 shares of restricted stock units that vested on February 11, 2021. In connection with her appointment as a director in March 2020, Ms. Mooney received 3,000 shares of restricted stock units which cliff vest on March 9, 2021. Beginning in 2019 newly appointed board members receive annual equity award grants with a one-year vesting period.
The 2020 non-employee director compensation is set forth below. Mr. Hilton's compensation is represented in the Summary Compensation Table. He received no additional compensation for his duties as a member of the Board.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Raymond Oppel	62,500	217,290	279,790
Peter L. Ax	120,000	217,290	337,290
Gerald Haddock	70,000	217,290	287,290
Dana C. Bradford	70,000	217,290	287,290
Michael R. Odell	70,000	217,290	287,290
Deborah Ann Henretta	65,000	217,290	282,290
Joseph Keough	62,500	217,290	279,790
P. Kelly Mooney (3)	42,500	172,050	214,550
(1)Committee and chair fees are paid to directors on a quarterly basis.
(2)See Note 11 “Stock Based and Deferred Compensation” of our Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K for discussion of the assumptions used for computing the fair value of awards granted. As required, the calculation is equal to the fair value of the award on the date of grant multiplied by the total number of awards granted in 2020, not the proportionate share of all existing unvested awards that vested in the current year.
(3)Ms. Mooney was appointed to the Board on March 9, 2020. The different dollar value of Ms. Mooney's 2020 awards compared to the other Board members is due to the difference in stock price on the respective grant dates as noted in footnote (2) above.
We reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings and we also reimburse certain directors for charter aircraft service or other travel and lodging-related expenses. During 2020, we made reimbursements of approximately $2,500, $2,100, $2,800 and $1,000 to Ms. Henretta, Messrs. Haddock, Bradford and Odell, respectively.
At December 31, 2020, Messrs. Oppel, Ax, Haddock, Bradford, and Odell, and Ms. Henretta each had 12,500 outstanding unvested equity awards, and Mr. Keough and Ms. Mooney had 3,000 outstanding equity awards.
48 MERITAGE HOMES | 2020 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2020:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,098,545	N/A	1,308,510
Equity compensation plans not approved by stockholders	—	N/A	—
Total	1,098,545	N/A	1,308,510
(1)Balance includes 790,617 time-based restricted stock awards and units, and 307,928 performance share awards (at target level).
(2)The outstanding equity awards are time based restricted stock awards and units and performance share awards which don't have an exercise price.

MERITAGE HOMES | 2020 Proxy Statement 49

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports
Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2020 all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act.

50 MERITAGE HOMES | 2020 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions
Meritage maintains a written policy concerning conflict of interest transactions that generally applies, among other things, to transactions between the Company and related persons, including employees, officers and directors and applies to direct and indirect relationships and transactions. Because of the nature of our business, which involves the ownership, development, construction and sale of real estate and single family homes, our policy was carefully constructed to capture transactions and relationships between the Company or its competitors, and related persons and relationships between employees, directors, suppliers, vendors, subcontractors (“trades”) and others. At the same time, we are mindful to not inadvertently create the potential for conflicts relating to transactions that are primarily of a personal nature and do not involve the Company, or conflict with its business (for example, the construction of a vacation home or the purchase of a home from the Company pursuant to our home purchase policy that is available to most employees).
For transactions not exempted from the policy, Meritage’s policy requires that designated members of senior management must review and approve any transaction between a covered person (e.g., employees, officers and directors) and the Company, or between a covered person and a trade contractor. The policy provides that the Company’s legal and internal audit departments are to be involved in the review and approval process. For transactions involving directors or senior executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Audit Committee of the Board. Real estate transactions between the Company and related persons are subject to strict scrutiny.
The transactions listed below were approved by the Audit Committee of the Board pursuant to the policy.
We currently charter aircraft services from companies in which Mr. Hilton, the Company's Chairman and CEO during these periods, does not have an ownership interest, although these companies use Mr. Hilton's private plane. Payments made to these companies are at arms-length transaction prices and were as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Air Charter Services	$408	$466	$606

MERITAGE HOMES | 2020 Proxy Statement 51

INDEPENDENT AUDITORS

Independent Auditors
Deloitte & Touche LLP has served as our principal independent registered public accounting firm since 2004. We expect representatives of Deloitte & Touche LLP to be present at our Annual Meeting of Stockholders to respond to appropriate questions, and they will be given an opportunity to make a statement if they desire to do so.
The following table presents fees for professional accounting services rendered by our principal accountant for the audit of our annual financial statements for 2020 and 2019, and fees billed for other services rendered.

	2020	2019
Audit fees (1)	$1,085,000	$1,115,000
Audit-related fees	—	—
Audit and audit-related fees	$1,085,000	$1,115,000
Tax fees	—	9,600
All other fees (2)	—	45,000
Total fees	$1,085,000	$1,169,600
(1)Audit fees consisted principally of fees for audit and review services.
(2)Other fees in 2019 consisted of work performed related to data security analysis.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2020 and 2019 non-audit services listed above were pre-approved.

52 MERITAGE HOMES | 2020 Proxy Statement

INDEPENDENT AUDITORS

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.
Report of the Audit Committee
We have reviewed Meritage’s audited consolidated financial statements and met with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also reviewed, and discussed with management and Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We have received from, and discussed with, Deloitte & Touche LLP the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence. These items related to that firm’s independence from Meritage. We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication With Those Charged With Governance” and Rule 2-07 of Regulation S-X “Communication with Audit Committees.” Based on these reviews and discussions, we recommended to the Board that Meritage’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE AUDIT COMMITTEE

Peter L. Ax—Chair Dana C. Bradford Joseph Keough

MERITAGE HOMES | 2020 Proxy Statement 53

STOCKHOLDER PROPOSALS

Stockholder Proposals, Director Nominations and Other Items of Business
If any stockholder would like to make a proposal at our 2022 annual meeting pursuant to Rule 14a-8 of the Exchange Act, we must receive it no later than December 13, 2021 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
As discussed in the section “Corporate Governance and Board Matters-The Board and Board Committees-Director Nomination Process-Proxy Access,” our bylaws permit an eligible stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of directors constituting the class up for election at any annual meeting.  Notice of proxy access director nominees must be submitted timely and include the information required under our bylaws. To be timely, a proxy access nomination must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 12, 2021; provided, however, that in the event that the date of the 2022 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 27, 2021, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.
Proposals to be presented at the 2022 Annual Meeting that are not intended for inclusion in our proxy statement, including director nominations not made pursuant to the proxy access provisions in the Company's bylaws, must be submitted in accordance with our bylaws. To be timely, a stockholder’s notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 12, 2021. Provided, however, that in the event that the date of the 2022 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 27, 2021, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.
A nomination or other proposal will be disregarded if it does not comply with the above procedures.
Stockholder proposals and director nominations and other items of business should be submitted to:

Meritage Homes Corporation
8800 East Raintree Drive Suite 300
Scottsdale, Arizona 85260
Attn: Secretary

54 MERITAGE HOMES | 2020 Proxy Statement

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made concerning our DE&I and ES&S initiatives; statements made in the CD&A section of this proxy statement regarding the benefits of our strategy and trends in the homebuilding industry; future compensation actions or events; our strategy and opportunities and the anticipated effects of our compensation structure and programs. Meritage undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Meritage’s business, particularly those mentioned under the heading “Risk Factors” in Meritage’s Annual Report on Form 10-K, and in the periodic reports that Meritage files with the SEC on Form 10-Q.

MERITAGE HOMES | 2020 Proxy Statement 55

ANNUAL REPORT ON FORM 10-K AND OTHER MATTERS

Annual Report on Form 10-K and Other Matters
The Board is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 may be viewed and downloaded from investors.meritagehomes.com, may be requested via email through such website or may be requested telephonically at 480-515-8100. The Annual Report is not considered to be proxy solicitation material.
Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Meritage Homes Corporation, 8800 East Raintree Drive, Suite 300, Scottsdale, AZ 85260.

56 MERITAGE HOMES | 2020 Proxy Statement

MERITAGE HOMES CORPORATION
Annual Meeting of Stockholders May 27, 2021
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The stockholder(s) signing below hereby appoint(s) Phillippe Lord and C. Timothy White, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MERITAGE HOMES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:30 AM PDT on May 27, 2021, and any adjournment or postponement thereof. In order to attend the meeting, you must register at https://viewproxy.com/meritage/2021/ by 11:59 PM EDT on May 24, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Proxy Summary - General Information.”
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT, “FOR” EACH OF THE PROPOSALS 2 AND 3 AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER(S) THAT PROPERLY COME BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
CONTINUED AND TO BE SIGNED ON REVERSE

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Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held May 27, 2021. The Proxy Statement and our 2020 Annual
Report to Stockholders are available at www.allianceproxy.com/meritagehomes/2021

1. Election of five Class II directors					2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.
		FOR	AGAINST	ABSTAIN	FOR ☐ AGAINST ☐ ABSTAIN ☐
01	Peter L. Ax	☐	☐	☐	3. Advisory vote to approve compensation of our Named Executive Officers ("Say on Pay").
02	Gerald Haddock	☐	☐	☐	FOR ☐ AGAINST ☐ ABSTAIN ☐
03	Joseph Keough	☐	☐	☐
04	Michael R. Odell	☐	☐	☐
05	Phillippe Lord	☐	☐	☐

NOTE: The conduct of any other business that may properly come before the meeting or any adjournment or postponement thereof.
I plan to attend the meeting ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit Virtual Control Number ready when voting by Internet or Telephone or when voting during the virtual Annual Meeting

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.AALvote.com/MTH	Call 1 (866) 804-9616
Have your proxy card available	Use any touch-tone telephone to	Mark, sign, and date your proxy
when you access the above	vote your proxy. Have your proxy	card, then detach it, and return it
website. Follow the prompts to	card available when you call.	in the postage-paid envelope
vote your shares.	Follow the voting instructions to	provided.
vote your shares.